Exhibit 10.1

549 ALBANY STREET,

BOSTON, MASSACHUSETTS

PURCHASE AND SALE AGREEMENT

BETWEEN

PERKINELMER HEALTH SCIENCES, INC.

a Delaware corporation,

AS SELLER

AND

SENIOR HOUSING PROPERTIES TRUST,

a Maryland real estate investment trust

AS PURCHASER

As of July 18, 2013

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 18th day of July, 2013 (the “Effective Date”), by and between PERKINELMER HEALTH SCIENCES, INC., a Delaware corporation (“Seller”), having an address c/o PerkinElmer, Inc., 940 Winter Street, Waltham, MA 02451, and SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (“Purchaser”), having an office at Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458.

WITNESSETH:

ARTICLE I

PURCHASE AND SALE

1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

(a) that certain tract or parcel of land containing approximately 2.0 acres situated in Boston, Suffolk County, Massachusetts, more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular the rights, appurtenances and easements pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”); and

(b) the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, those two (2) contiguous office, laboratory and manufacturing buildings containing approximately 105,462 square feet in the aggregate having a street address of 549 Albany Street (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”).

1.2 Property Defined. The Land and the Improvements are hereinafter sometimes referred to collectively as the “Property.”

1.3. Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of FORTY-NINE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($49,500,000.00) (the “Purchase Price”).

1.5 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

1.6 Earnest Money. Within three (3) business days following the Effective Date, Purchaser shall deposit with First American Title Insurance Company (the “Escrow Agent”), 101 Huntington Avenue, 13th Floor, Boston, Massachusetts 02199, Attention: Sheila M. Hurley (Telephone: 617-772-9214; Email: smhurley@firstam.com), the sum of Four Million Nine Hundred Fifty Thousand and No/100 Dollars ($4,950,000.00) (the “Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. The Escrow Agent shall hold the Deposit in an interest-bearing account in accordance with the terms and conditions of this Agreement. The Deposit, together with all interest earned on such sums, is herein referred to collectively as the “Earnest Money.” All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. Time is of the essence for the delivery of Earnest Money under this Agreement.

1.7 Duties of Escrow Agent.

(a) The Escrow Agent shall hold the Earnest Money in an interest-bearing money market account acceptable to Purchaser. If the Closing does not occur, the Escrow Agent shall disburse the Earnest Money to the party entitled thereto in accordance with the terms and conditions of this Agreement. If the Closing does occur, the Earnest Money shall be credited against the Purchase Price and disbursed to Seller as part of the Purchase Price.

(b) The acceptance by the Escrow Agent of its duties as such under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control with respect to the obligations, liabilities, rights and duties of the Escrow Agent:

(i) The Escrow Agent acts hereunder as a depositary only and is not responsible or liable in any manner for the sufficiency of any amounts deposited with it.

(ii) The Escrow Agent shall not be liable for acting upon any notice, request, waiver, consent, receipt or other instrument or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

(iii) The Escrow Agent shall not be liable for any error in judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own bad faith, negligence or misconduct.

(iv) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and advice of such counsel.

(v) Seller and Purchaser each hereby release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in the good faith performance of its duties as Escrow Agent hereunder.

(vi) Seller and Purchaser shall each indemnify the Escrow Agent from and against any losses or costs it may reasonably incur in the performance of its duties as Escrow Agent hereunder, including, without limitation, reasonable attorney’s fees; provided, however, if the Escrow Agent incurs any such losses or costs in connection with any action, dispute or proceeding between Seller and Purchaser hereunder, then the party that does not prevail in such dispute shall be responsible for the payment of all such losses and costs.

(c) If there is a dispute between the parties with respect to the disposition of the Earnest Money, the Escrow Agent shall either retain the Earnest Money or deliver the Earnest Money into a court of competent jurisdiction. Upon delivery of the Earnest Money into a court of competent jurisdiction, the Escrow Agent shall be released and discharged from all further obligations hereunder arising after the date of such delivery. Notwithstanding the foregoing, the Escrow Agent shall comply with the unilateral instructions of Purchaser regarding the disposition of the Earnest Money prior to the expiration of the Inspection Period.

(d) The Escrow Agent agrees to act as “the person responsible for closing” the transactions contemplated hereby pursuant to Section 6045(e) of the Internal Revenue Code of 1986, as amended. In connection therewith, the Escrow Agent shall prepare and file all informational returns, including IRS Form 1099-S and shall otherwise comply with the provisions of said Section 6045(e).

(e) Purchaser may remove the Escrow Agent at any time upon not less than five (5) business days’ prior notice to the Escrow Agent and Seller; in such case, Purchaser, by notice to Seller, shall appoint a successor Escrow Agent reasonably satisfactory to Seller who shall accept such appointment and agree in writing to be bound by the terms and conditions of this Agreement. If no such successor Escrow Agent is appointed and acting hereunder within five (5) business days after the removal of the Escrow Agent, the Escrow Agent shall deliver the Earnest Money into a court of competent jurisdiction as provided pursuant to Section 1.7(c). Upon delivery of the Earnest Money to a successor Escrow Agent or a court of competent jurisdiction as aforesaid, the applicable Escrow Agent shall be released and discharged from all further obligations hereunder first arising after the date of such delivery.

ARTICLE II

TITLE AND SURVEY

2.1 Title Examination: Commitment for Title Insurance. Purchaser shall have the opportunity until the expiration of the Inspection Period to examine title to the Property. During the Inspection Period, Purchaser shall obtain from a nationally recognized title insurance company (the “Title Company”) an ALTA title insurance commitment (the “Title Commitment”) covering the Property and a copy of each document referenced in the Title Commitment as an exception to title for the Property.

2.2 Survey. Purchaser shall obtain and deliver to the Title Company, from a surveyor or surveying firm licensed by the state in which the Property is located (the “Surveyor”), an ALTA As-Built survey of the Property (the “Survey”) reflecting, among other things, the total area of the Property, the location of all improvements, recorded easements and encroachments, if any, located thereon and all building and set back lines and other matters of record with respect thereto.

2.3 Title Objections: Cure of Title Objections. Purchaser shall have until five (5) business days prior to the expiration of the Inspection Period (such date being referred to herein as the “Title/Survey Deadline”) to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey. Any item contained in the Title Commitment or any matter shown on the Survey to which Purchaser does not object prior to the Title/Survey Deadline shall be deemed a Permitted Exception. In the event that Purchaser shall notify Seller of objections to title or to matters shown on the Survey prior to the Title/Survey Deadline, Seller shall have the right, but not the obligation, to cure such objections. Within four (4) business days after receipt of Purchaser’s notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections. If Seller elects to attempt to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, Seller shall have until the Closing Date (as defined in Section 4.1 below) to attempt to remove, satisfy or cure the same to Purchaser’s reasonable satisfaction, and, for this purpose, Seller shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed fifteen (15) days after the Closing Date set forth in Section 4.1 hereof. If Seller elects not to cure any objections specified in Purchaser’s notice, or if Seller is unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection, or if, having commenced any attempt to cure any objection, Seller later notifies Purchaser that Seller will be unable to effect a cure thereof, then Purchaser shall, within five (5) business days after such notice has been given (but in no event later than the Closing Date), notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (i) or to terminate this Agreement under clause (ii).

2.4 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser such title to the Property as will enable the Title Company to issue to Purchaser, at Purchaser’s expense, an ALTA Extended Owner’s Policy of Title Insurance (the “Title Policy”) covering the Property, in the full amount of the Purchase Price, subject only to the following matters, which shall be deemed to be Permitted Exceptions:

(a) the rights of Seller, as tenant, under the “PerkinElmer Lease,” as defined below;

(b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date;

(c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

(d) items appearing of record or shown on the Survey and, in either case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.

2.5 Pre-Closing “Gap” Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title or survey matters first raised by the Title Company or the Surveyor between (a) the date which is the earlier of (i) the effective date of Purchaser’s Title Commitment referred to above or (ii) the Title/Survey Deadline, and (b) the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title or survey matters set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser before the Title/Survey Deadline except that Purchaser shall have until three (3) business days after it receives notice of such new title or survey matter (but in no event later than the Closing Date) to deliver its objection notice to Seller. If Seller elects to attempt to cure any such matters, Seller shall be entitled to a reasonable adjournment of the Closing if additional time to effect such a cure is required, but in no event shall the adjournment exceed fifteen (15) days after the Closing Date set forth in Section 4.1 hereof.

2.6 Discharge of Liens. Notwithstanding anything contained in this Article II to the contrary, Seller shall discharge, cure, remediate and otherwise remove (a) any mortgage, deed of trust or other similar encumbrance given to secure indebtedness for money borrowed and affecting the Property, (b) any mechanics’ or materialmens’ liens encumbering the Property, and (c) matters created or appearing of record after the Effective Date and caused by (i) action voluntarily taken by Seller or (ii) Seller’s failure to act to prevent such matter from arising or appearing of record, without, in each instance of (i) or (ii) above, the prior written consent of Purchaser.

ARTICLE III

INSPECTION PERIOD

3.1 Right of Inspection. During the period beginning upon the Effective Date and continuing until 5:00 p.m. (local time at the Property) on August 19, 2013 (hereinafter referred to as the “Inspection Period”) and thereafter through the Closing Date, Purchaser shall have the right to make a physical inspection of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the current maintenance of the Property, including, without limitation, any operating agreements relating to the upkeep, repair, maintenance or operation of the Property, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, audits and similar materials, but excluding materials not directly related to the current maintenance and/or management of the Property such as, without limitation, Seller’s internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, elective or confidential information. Notwithstanding the foregoing, on or before the Effective Date, Seller shall deliver to Purchaser the due diligence materials set forth on Exhibit C attached hereto and made a part hereof. Seller shall cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or expense in connection therewith.

Purchaser understands and agrees that any physical inspection of the Property shall be conducted upon at least twenty-four (24) hours’ prior notice to Seller’s broker (which notice may be given by telephone or e-mail to Jessica Hughes (Tel.: (617) 531-4132, E-mail: Jessica.Hughes@am.jll.com) or Matthew Sherry (Tel.: (617) 531-4299, E-mail: matthew.sherry@am.jll.com)) and Seller shall have the right to have a representative present during such physical inspection. Such physical inspection shall not unreasonably interfere with the use of the Property by Seller nor shall Purchaser’s inspection damage the Property in any material respect. Such physical inspection shall not be physically invasive in any respect (unless Purchaser obtains Seller’s prior written consent), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations; provided, however, in no event shall air sampling at the Property be deemed physically invasive inspection.

Following each entry by Purchaser with respect to any physical inspection, investigation and/or test on the Property, Purchaser shall restore the Property to a condition which is as near to its original condition as existed prior to any such physical inspection, investigation and/or test.

Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys’ fees actually incurred), damages or injuries arising out of or resulting from the physical inspections, investigations and/or tests of the Property by Purchaser or its agents, employees, independent contractors and/or servants, except to the extent that such liabilities, costs, expenses, damages or injuries arise out of any negligent act or omission or willful misconduct of Seller or the mere discovery of any pre-existing condition at the Property; provided, however, that Purchaser shall remain liable to the extent it exacerbates any pre-existing condition at the Property during the course of its investigation or inspection. Notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement.

Purchaser further waives and releases any claims, demands, damages, actions, causes of action or other remedies of any kind whatsoever against Seller for property damage or bodily and/or personal injury to Purchaser, its agents, employees, independent contractors and/or servants arising out of or relating to the performance of the physical inspections, investigations and/or tests on, at or under the Property, except to the extent caused by Seller’s negligence or willful misconduct. Purchaser shall procure and continue in force from and after the date that Purchaser first enters the Property, and continuing throughout the term of this Agreement, commercial general liability insurance with a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence. Seller shall be included as an additional insured under such comprehensive general liability or commercial general liability coverage. Such insurance shall include: (i) personal injury liability with employee and contractual exclusions removed, and (ii) a waiver of subrogation in favor of Seller without exception for the negligence of any additional insured. Purchaser and its consultants or agents will not be permitted to come onto the Property unless and until Purchaser has provided to Seller a certificate of insurance evidencing such coverage, the additional insured status of Seller, and such waiver of subrogation.

3.2 Right of Termination. Seller agrees that in the event Purchaser determines (such determination to be made in Purchaser’s sole discretion), for any reason or no reason, that the Property is not suitable for its purposes, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. If Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. Time is of the essence with respect to the provisions of this Section 3.2. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2 and (subject to the provisions of this Agreement) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.

In the event that Purchaser has terminated this Agreement pursuant to this Section 3.2 and upon request of Seller, Purchaser shall promptly provide to Seller, without any representation or warranty by Purchaser, copies of all third-party environmental, engineering and physical inspection reports prepared on behalf of Purchaser with respect to the Property during the Inspection Period, if any (excluding any drafts, financial reports, attorney-produced information, and reports and memoranda prepared by Purchaser’s business manager, Reit Management & Research LLC), and Purchaser shall not prevent Seller from communicating with the consultants or providers of such results or reports.

The provisions of this Article III shall survive the Closing or earlier termination of this Agreement.

ARTICLE IV

CLOSING

4.1 Time and Place. The consummation of the transaction contemplated hereby (“Closing”) shall be held through an escrow at the offices of the Escrow Agent at 4:00 p.m. on the date that is three (3) business days after the expiration of the Inspection Period (the “Closing Date”). At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions. Notwithstanding the foregoing provisions of this Section 4.1, Seller and Purchaser agree that they will cooperate to facilitate an escrow Closing, and, thus, all documents to be delivered at the Closing and all payments to be made at the Closing, shall be delivered to the Escrow Agent on the Closing Date, in escrow, pending delivery of possession of the Property in conformance with this Agreement, upon which delivery, and confirmation from the Title Company that it is prepared to issue the Title Policy, and in any event upon the Purchaser’s payment of all premiums and charges required therefore, all instruments and funds shall then be delivered out of escrow.

4.2 Seller’s Obligations at Closing . At Closing, Seller shall:

(a) deliver to Purchaser a duly executed Massachusetts quitclaim deed in the form attached hereto as Exhibit D, conveying the Land and Improvements, subject only to the Permitted Exceptions;

(b) deliver to Purchaser a certificate, dated as of the Closing Date and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in this Agreement are true and correct as of the Closing Date as if first made on the Closing Date or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the Closing Date and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change between the Effective Date and the Closing Date which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in Section 4.6(b), permitting Purchaser to terminate this Agreement by giving notice to Seller on or before the Closing Date, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations under this Agreement except those that expressly survive termination of this Agreement. If, despite such changes or other matters described in such certificate that permit Purchaser to terminate this Agreement, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

(c) deliver to Purchaser such evidence as Purchaser’s counsel and/or the Title Company may reasonably require as to the good standing of Seller in the State of Delaware and the Commonwealth of Massachusetts and the authority of the person or persons executing documents on behalf of Seller;

(d) deliver to Purchaser an affidavit duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

(e) deliver to the Title Company such affidavits and indemnities and/or lien waivers as the Title Company may reasonably require, including, without limitation, a so-called “gap” indemnity, in order to (i) omit from the Title Policy exceptions for so-called mechanic’s liens and parties in possession other than the tenant under the PerkinElmer Lease, and (ii) such other customary closing documents and instruments such as the Title Company may reasonably require to insure title to the Property after the Closing, but prior to the recording of the Deed, subject only to the Permitted Exceptions;

(f) deliver to Purchaser a settlement statement setting forth the Purchase Price and all prorations and adjustments as herein provided as of the Closing Date (the “Settlement Statement”), duly executed by Seller;

(g) deliver to Purchaser the PerkinElmer Lease, duly executed by Seller, together with the Guaranty of Lease, duly executed by PerkinElmer, Inc. As used herein, “PerkinElmer Lease” means that certain lease by and between Seller and Purchaser, which PerkinElmer Lease shall be in the form set forth on Exhibit B attached hereto, together with the Guaranty of Lease from PerkinElmer, Inc. in the form attached thereto;

(h) deliver to Purchaser a duly executed legal opinion with respect to the due authorization and execution of the PerkinElmer Lease (including the Guaranty of Lease) by Seller and PerkinElmer, Inc., as applicable, in form and substance reasonably satisfactory to Purchaser and Purchaser’s counsel;

(i) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions; and

(j) deliver such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement.

4.3 Purchaser’s Obligations at Closing. At Closing, Purchaser shall:

(a) pay to Seller the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 above, it being agreed that at Closing the Earnest Money shall be applied towards payment of the Purchase Price;

(b) join Seller in execution of the PerkinElmer Lease and the Settlement Statement;

(c) deliver to Seller such evidence as Seller’s counsel and/or the Title Company may reasonably require as to the good standing of Purchaser in its state of formation and the authority of the person or persons executing documents on behalf of Purchaser; and

(d) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

4.4 Credits and Prorations. Because Seller will continue to occupy the Property after the Closing pursuant to the terms of the PerkinElmer Lease, Seller will continue to be liable under the PerkinElmer Lease for the payment of the following items and, accordingly, there will not be a proration at Closing for:

(a)	taxes and assessments levied against the Property;

(b)	all payments under any operating agreements relating to the upkeep, repair, maintenance or operation of the Property;

(c)	gas, electricity and other utility charges relating to the Property; and

(d)	any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

4.5 Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction, (b) any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property, (c) one-half (1/2) of all premiums, fees, charges and costs charged by Title Company in connection with the Title Commitment and Title Policy, (d) one-half (1/2) of the costs of the Survey, and (e) one-half (1/2) of any escrow fee which may be charged by the Escrow Agent or Title Company. Purchaser shall pay (v) the fees of any counsel representing Purchaser in connection with this transaction, (w) one-half (1/2) of all premiums, fees, charges and costs charged by Title Company in connection with the Title Commitment and Title Policy, (x) one-half (1/2) of the costs of the Survey, (y) the fees for recording the deed conveying the Property to Purchaser, and (z) one-half (1/2) of any escrow fees charged by the Escrow Agent or Title Company. All other costs and expenses incident to this transaction and the Closing thereof shall be paid by the party incurring same. The provisions of this Section 4.5 shall survive Closing or any earlier termination of this Agreement.

4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a) Seller shall have delivered to Purchaser or the Title Company all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.

(b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date (with appropriate modifications as permitted by Purchaser under Section 4.2(b) of this Agreement).

(c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.

4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a) Title Company shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b) Purchaser shall have delivered to Seller or the Title Company all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

(c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

(d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date:

(a) Organization and Authority. Seller has been duly organized and is validly existing under the laws of the State of Delaware. Seller has the full right, power and authority to enter into this Agreement and to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. All requisite action necessary to authorize Seller to enter into this Agreement and to carry out its obligations hereunder have been taken. The person signing this Agreement on behalf of Seller is authorized to do so.

(b) Pending Actions. To Seller’s knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending or threatened against the Property or the transaction contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have an adverse effect on title to the Property or any portion thereof or which could interfere with the consummation by Seller of the transaction contemplated by this Agreement.

(c) No Violations of Agreements. None of the execution, delivery or performance of this Agreement or any other document to be executed, delivered or performed by Seller hereunder, nor compliance with the terms and provisions hereof or thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property pursuant to, the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller or the Property is bound.

(d) No Violations of Law. To Seller’s knowledge, Seller has not received any written notification from any governmental or public authority that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning or other laws where such violation remains outstanding and, if unaddressed, would have a material adverse effect on the use or value of the Property as currently owned and operated.

(e) Taxes and Assessments. True and complete copies of the most recent real estate tax bills for the Property received by Seller have been delivered to Purchaser.

(f) Condemnation. To Seller’s knowledge, no condemnation proceedings relating to the Property are pending or threatened.

(g) Environmental Matters. Except as set forth in that certain Phase I Environmental Site Assessment, Buildings 120 and 130, 549 Albany Street, Boston, Massachusetts, prepared for PerkinElmer by ENVIRON International Corporation, dated March 2013, Project Number 33-31506A, a copy of which has been delivered to Purchaser or as otherwise disclosed in writing to Purchaser, to Seller’s knowledge, Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of environmental statutes, ordinances or regulations affecting the Property. As used herein, “Hazardous Substances” means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as “CERCLA”), as amended, the Superfund Amendments and Reauthorization Act (commonly known as “SARA”), the Resource Conservation and Recovery Act (commonly known as “RCRA”), or any other federal, state or local legislation or ordinances applicable to the Property.

(h) No Other Agreements. Other than the Permitted Exceptions, Seller has not entered into any contract or agreement with respect to the Property which will be binding on Purchaser after the Closing; for avoidance of doubt, Purchaser acknowledges that Seller shall maintain certain of its existing agreements with respect to its operation of the Property in-place after the Closing Date, so long as such agreements are not binding on Purchaser after the Closing.

5.2 Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual knowledge of the Designated Employees (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate thereof, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Seller represents that the Designated Employees are the persons at Seller most familiar with the Property and the status of the representations qualified by Seller’s “knowledge”. As used herein, the term “Designated Employees” shall refer to the following persons: Joanne Farell of PerkinElmer Health Sciences, Inc.

5.3 Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1, as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(b) hereof, shall survive Closing for a period of one hundred eighty (180) days. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (b) unless the valid claims or all such breaches collectively aggregate more than Fifty Thousand and No/100 Dollars ($50,000.00), in which event the full amount of such claims shall be actionable, and (c) unless written notice containing description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one hundred eighty (180) day period and an action shall have been commenced by Purchaser against Seller within thirty (30) days after the termination of the survival period provided for above in this Section 5.3. In no event shall Seller’s aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Agreement or the certificate to be delivered by Seller at Closing pursuant to Section 4.2(b) hereof exceed the amount of the Cap. As used herein, the term “Cap” shall mean the total aggregate amount of Five Hundred Thousand and No/100 Dollars ($500,000.00).

5.4 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:

(a) Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.

(b) Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

(c) There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate interfere with the consummation of the transaction contemplated by this Agreement.

5.5 Survival of Purchaser’s Representations and Warranties. The representation and warranties of Purchaser set forth in Section 5.4(a) shall survive Closing and shall be a continuing representation and warranty without limitation. All other representations and warranties of Purchaser shall survive Closing for a period of one hundred eighty (180) days.

ARTICLE VI

DEFAULT

6.1 Default by Purchaser. In the event that Purchaser fails to consummate this Agreement for any reason other than Seller’s default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Seller shall have the right to terminate this Agreement and receive and retain the Earnest Money as its sole and exclusive remedy and Purchaser shall be released from any and all liability hereunder, except that this provision shall not limit the indemnification obligations of Purchaser contained in Sections 3.1, 8.1 and 11.1 of this Agreement.

6.2 Default by Seller. In the event that Seller fails to consummate this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided or in the event of a material Seller default prior to Closing, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money and reimbursement from Seller of all out-of-pocket expenses reasonably incurred by Purchaser in connection with this Agreement (not to exceed One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate), which receipt shall operate to terminate this Agreement and release Seller from any and all liability hereunder except that this provision shall not limit the indemnification obligations of Seller contained in Section 8.1 or the obligations of Seller under Section 11.2, or (b) to enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Except as set forth above in this Section 6.2 and in the last sentence of this Section 6.2, Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement under clause (a) above if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the Closing Date. Nothing in this Section 6.2 shall be construed as a waiver of Purchaser’s rights and remedies relating to a breach of Seller’s representations or warranties or for a breach of any post-Closing obligations of Seller.

ARTICLE VII

RISK OF LOSS

7.1 Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller performs any necessary repairs to the Property. In the event of such a loss or damage to the Property, Seller shall use reasonable efforts to complete such repairs promptly. Upon Closing, risk of loss with respect to the Property shall be determined pursuant to the terms of the PerkinElmer Lease.

7.2 Major Damage. In the event of a “major” loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) business days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall perform any necessary repairs to the Property. In the event that Seller does not elect to terminate this Agreement as set forth in this Section 7.2, Seller shall use reasonable efforts to complete such repairs promptly. Upon Closing, risk of loss with respect to the Property shall be determined pursuant to the terms of the PerkinElmer Lease.

7.3 Definition of “Major” Loss or Damage. For purposes of Sections 7.1 and 7.2, “major” loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than One Million and No/100 Dollars ($1,000,000.00), and (ii) any loss due to a condemnation which permanently and materially impairs the Improvements or the current use of the Property. If Purchaser does not give notice to Seller of Purchaser’s reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

ARTICLE VIII

COMMISSIONS

8.1 Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Jones Lang LaSalle (the “Broker”) at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this paragraph shall survive Closing or earlier termination of this Agreement.

ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1 No Reliance on Documents. Except as expressly stated herein or in any document to be executed by Seller and delivered by Seller to Purchaser at Closing, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by

Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein or in any document to be executed by Seller and delivered by Seller to Purchaser at Closing. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that, except as expressly stated herein or in any document to be delivered by Seller to Purchaser at Closing, (a) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections, investigations and/or tests on, at or under the Property and any reports commissioned by Purchaser with respect thereto, and (b) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy or omission in any such report.

9.2 Limitations on Representations and Warranties.

(a) EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENT TO BE EXECUTED BY SELLER AND DELIVERED BY SELLER TO PURCHASER AT CLOSING, SELLER HAS NOT MADE, DOES NOT MAKE, AND EXPRESSLY DISCLAIMS, ANY WARRANTIES, REPRESENTATIONS, COVENANTS OR GUARANTEES, EXPRESSED OR IMPLIED, OR ARISING BY OPERATION OF LAW, AS TO THE MERCHANTABILITY, HABITABILITY, QUANTITY, QUALITY, OR ENVIRONMENTAL CONDITION OF THE PROPERTY OR ITS SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. PURCHASER AFFIRMS THAT, AS OF THE EXPIRATION OF THE INSPECTION PERIOD, IT WILL HAVE: (I) INVESTIGATED AND INSPECTED THE PROPERTY AND BECOME FAMILIAR AND SATISFIED WITH THE PHYSICAL CONDITION OF THE PROPERTY; AND (II) MADE ITS OWN DETERMINATION AS TO THE MERCHANTABILITY, QUANTITY, QUALITY, AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE POSSIBLE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES OR WASTE OR OTHER ENVIRONMENTAL CONTAMINATION AND THE PROPERTY’S SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. PURCHASER HEREBY ACCEPTS THE PROPERTY IN ITS PRESENT CONDITION (INCLUDING ENVIRONMENTAL CONDITIONS) ON AN “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” BASIS, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, THE PERKINELMER LEASE AND ANY OTHER DOCUMENT TO BE EXECUTED BY SELLER AND DELIVERED BY SELLER TO PURCHASER AT CLOSING. PURCHASER FURTHER ACKNOWLEDGES THAT WITHOUT THIS ACCEPTANCE, THIS SALE WOULD NOT BE MADE AND THAT, EXCEPT AS MAY BE SET FORTH IN THIS AGREEMENT, THE PERKINELMER LEASE AND ANY OTHER DOCUMENT TO BE EXECUTED BY SELLER AND DELIVERED BY SELLER

TO PURCHASER AT CLOSING, SELLER DOES NOT HAVE, AND WILL NOT UNDER ANY CIRCUMSTANCES HAVE, ANY OBLIGATION WHATSOEVER TO UNDERTAKE ANY REPAIR, ALTERATION, REMEDIATION, OR OTHER WORK OF ANY KIND WITH RESPECT TO ANY PORTION OF THE PROPERTY.

(b) Except as otherwise specifically stated in this Agreement or in the PerkinElmer Lease or in any other document to be executed by Seller and delivered by Seller to Purchaser at Closing, Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any construction defects, errors, omissions, or on account of any other conditions affecting the Property, as Purchaser is purchasing the Property AS IS, WHERE IS, and WITH ALL FAULTS.

9.3 Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article IX. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.

ARTICLE X

PRE-CLOSING COVENANTS

10.1 Seller’s Pre-Closing Covenants. From and after the Effective Date until the Closing or the earlier termination of this Agreement, Seller hereby covenants with Purchaser as follows:

(a) Operation of Property. To operate the Property in a good and businesslike fashion consistent with Seller’s recent practices and to maintain the Property in good working order and condition and in a manner consistent with Seller’s current practices.

(b) Compliance with Law. To comply in all material respects with all fire, health, building, use, occupancy or zoning and other laws.

(c) Compliance with Applicable Agreements. To comply with all of the material terms, covenants and conditions contained in the Permitted Exceptions and any other material agreement affecting the Property and to monitor compliance thereunder in a manner consistent with Seller’s current practices.

(d) Approval of Agreements. Not enter into, modify, amend or terminate any Permitted Exception or any other agreement with respect to the Property that would be binding on Purchaser after the Closing.

(e) Notice of Material Changes or Untrue Representations. To promptly notify Purchaser of any material change in the condition of the Property or of any event or circumstance which makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading in any respect.

ARTICLE XI

MISCELLANEOUS

11.1 Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, including, without limitation, financial information of Seller, but excluding Property specific data and information, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information: (a) to the employees, consultants, accountants, lenders, potential lenders, underwriters, potential underwriters and attorneys of Purchaser who Purchaser shall instruct to hold such information in the strictest confidence, (b) to the extent such data and information is otherwise known by or readily available to the public, (c) if required by applicable law (including, without limitation, the rules and regulations of the United States Securities and Exchange Commission (the “SEC”), or any stock exchange, applicable to Purchaser and its affiliates), (d) to the extent Purchaser determines appropriate and consistent with past practice, after consultation with counsel, in any prospectus, report or other filing made by Purchaser or its affiliate with the SEC or any stock exchange to which Purchaser or any affiliate is subject, and any press releases issued in connection thereto, or (e) in connection with Purchaser’s enforcement of its rights following a disagreement hereunder or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser, at Seller’s request, shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein or certify to Seller that such information has been destroyed. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 11.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 11. 1 shall survive termination of this Agreement.

11.2 Public Disclosure. Any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel. Notwithstanding the foregoing, either party may disclose such information without the approval of the other party or its respective counsel (a) if required by applicable law (including, without limitation, the rules and regulations of the SEC, or any stock exchange, applicable to Purchaser and its affiliates, or Seller and its affiliates, as applicable), (b) to the extent Purchaser or Seller, as applicable, determines appropriate and consistent with past practice, after consultation with its counsel, in any prospectus, report or other filing made by it or its affiliate with the SEC or any stock exchange to which it or any affiliate is subject, and any press releases issued in connection thereto, or (c) in connection with either party’s enforcement of its rights following a disagreement hereunder or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein. The provisions of this Section 11.2 shall survive Closing or earlier termination of this Agreement.

11.3 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

11.4 Assignment. Neither Seller nor Purchaser may assign its rights under this Agreement without first obtaining the other party’s prior written approval, which approval may be given or withheld in such other party’s sole discretion; provided, however, that Purchaser may assign this Agreement without Seller’s prior written approval, by notice given to Seller at least three (3) days prior to the Closing, to an entity that is controlled by, under common control with, or that controls, Purchaser. After any such assignment, Purchaser shall remain liable under this Agreement, on a joint and several basis, for any obligations of Purchaser under this Agreement, including any that expressly survive the Closing or the termination of this Agreement.

11.5 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) email, to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of email, as of the date of the email provided that an original of such email is also sent to the intended addressee by means described in clauses (a), (b) or (c) above within one (1) business day after the day that such email is sent. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	PerkinElmer Health Sciences, Inc. c/o PerkinElmer, Inc. 940 Winter Street Waltham, MA 02451 Attn: Anthony Micho Email: Anthony.Micho@perkinelmer.com

with a copy to:	Nutter, McClennen & Fish, LLP Seaport West 155 Seaport Boulevard Boston, MA 02210-2604 Attn: Timothy M. Smith, Esq. Email: tsmith@nutter.com

If to Purchaser:	Senior Housing Properties Trust Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458 Attn: David J. Hegarty Email: dhegarty@reitmr.com

with a copy to:	Sullivan & Worcester LLP One Post Office Square Boston, MA 02109 Attn: Louis A. Monti, Esq. Email: lmonti@sandw.com

11.6 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

11.7 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a business day, in which event the period shall run until the end of the next day which is a business day. For purposes of this Agreement, a “business day” shall mean any day that is not a Saturday, Sunday or legal holiday under the laws of the Commonwealth of Massachusetts. The final day of any such period shall be deemed to end at 5 p.m., local time.

11.8 Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

11.9 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

11.10 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 11.10 shall survive Closing.

11.11 Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

11.12 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

11.13 Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE COMMONWEALTH OF MASSACHUSETTS AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE COMMONWEALTH OF MASSACHUSETTS. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 11.13 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

11.14 Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY ABSOLUTELY AND IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THEM RELATED TO THIS AGREEMENT OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

11.15 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

11.16 Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

(a)	Exhibit A — Legal Description of the Land

(b)	Exhibit B — Form of PerkinElmer Lease

(c)	Exhibit C — List of Due Diligence Materials

(d)	Exhibit D — Form of Quitclaim Deed

11.17 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

11.18 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.19 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

11.20 Attorneys Fees. Notwithstanding anything contained herein to the contrary, if any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

11.21 STATEMENT OF LIMITED OF LIABILITY. THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 20, 1999, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST. ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

11.23 Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: Article III; 4.5; 5.3; 5.5; 8.1; 9.3; and Article XI.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

PERKINELMER HEALTH SCIENCES, INC.

By:	/s/ Joel S. Goldberg
Name: Joel S. Goldberg
Title: Vice President

PURCHASER:

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ David J. Hegarty
Name: David J. Hegarty
Title: President

THE UNDERSIGNED HEREBY JOINS IN THIS AGREEMENT AS THE ESCROW AGENT AND ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 1.7 OF THIS AGREEMENT.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Sheila M. Hurley
Name:	Sheila M. Hurley
Title:	VP MA State Counsel

Exhibit A

LEGAL DESCRIPTION OF THE LAND

108 East Dedham Street:

That certain parcel of land with buildings thereon situated on East Dedham Street and Plympton Street in Boston, Suffolk County, Massachusetts, shown as Parcel 1 on a plan entitled “Plan of Land Boston, Massachusetts,” dated February 10, 1981, by Harry R. Feldman, Inc. and recorded with the Suffolk County Registry of Deeds (the “Registry”) as Plan 222 of 1981 in Book 9690, Page 259 (the “Plan”), said parcel being bounded and described according to the Plan as follows:

SOUTHWESTERLY	by East Dedham Street, 138.14 feet;

NORTHWESTERLY	by land now or formerly of the Boston Redevelopment Authority, 170 feet;

NORTHEASTERLY	by Plympton Street, 131.65 feet; and

SOUTHEASTERLY	by Parcel 2 (being land now or formerly of New England Nuclear Corporation), 170.13 feet.

Containing, according to said Plan, 22,933 square feet.

For title, see deed dated June 30, 1997, recorded with the Registry in Book 21569, Page 221.

549 Albany Street:

A certain parcel of land with buildings thereon situated in Boston, Massachusetts and shown as Parcel 2 on said Plan, said parcel being bounded and described according to the Plan as follows:

SOUTHWESTERLY	by East Dedham Street 199 feet;

NORTHWESTERLY	by Parcel 1 (being land now or formerly of Scott & McDonald, Inc.) 170.13 feet;

NORTHEASTERLY	by Plympton Street, 199.03 feet; and

SOUTHEASTERLY	by Albany Street, 170.12 feet.

Containing, according to the Plan, 33,834 square feet.

For title, see deed dated June 30, 1997, recorded with the Registry in Book 21569, Page 221.

Together with those three (3) certain parcels of land in the South End Urban Renewal Area known as Parcels 54D, 55 and 55A, located on the northerly side of East Dedham Street and the southerly side of Plympton Street in the City of Boston, Suffolk County, Commonwealth of Massachusetts, and shown as Lot A on a plan entitled “Subdivision Plan of Land in Boston, Massachusetts, dated December 17, 1990, drawn by Vanasse Hangen & Brustlin, Inc., Consulting Engineers & Planners, and recorded with the Registry in Book 17776, Page 157.

For title, see deed dated March 9, 2005, recorded with the Registry in Book 36832, Page 132.

Exhibit B

Form of PerkinElmer Lease

(see attached)

LEASE

BETWEEN

[TO BE DETERMINED], a                     , Landlord

AND

PERKINELMER HEALTH SCIENCES, INC., a Delaware corporation, Tenant

Dated:                              , 2013

Property:

549 Albany Street

Boston, Massachusetts 02118

INDEX

Page
ARTICLE 1
PROPERTY AND TERM	6

ARTICLE 2
FIXED RENT AND ADDITIONAL RENT	7

ARTICLE 3
IMPOSITIONS	9

ARTICLE 4
USE OF PROPERTY	11

ARTICLE 5
CONDITION OF PROPERTY, ALTERATIONS AND REPAIRS	11

ARTICLE 6
INSURANCE	16

ARTICLE 7
DAMAGE OR DESTRUCTION	18

ARTICLE 8
CONDEMNATION	21

ARTICLE 9
ASSIGNMENT AND SUBLETTING	23

ARTICLE 10
SUBORDINATION	28

ARTICLE 11
OBLIGATIONS OF TENANT	30

ARTICLE 12
EVENT OF DEFAULT BY TENANT; REMEDIES	32

ARTICLE 13
NO WAIVER	38

ARTICLE 14
ESTOPPEL CERTIFICATE	38

ARTICLE 15
QUIET ENJOYMENT	39

ARTICLE 16
SURRENDER	39

ARTICLE 17
ACCESS	41

ARTICLE 18
ENVIRONMENTAL MATTERS	41

ARTICLE 19
BOOK AND RECORDS	46

ARTICLE 20
MISCELLANEOUS PROVISIONS	47

ARTICLE 21	52
RIGHT OF FIRST REFUSAL	52

Exhibits

Exhibit “A”	—	Description of the Land

Exhibit “B”	—	Rent Schedule

Exhibit “C”	—	Form of Guaranty of Lease

Exhibit “D”	—	Non-Disturbance Agreement

Exhibit “E”	—	Competitor List

LEASE

THIS LEASE (the “Lease”) is made as of the              day of                     , 2013 between                         , a                 , (“Landlord”), having an office for the conduct of business at                                     , and PERKINELMER HEALTH SCIENCES, INC., a Delaware corporation (“Tenant”), having an address c/o PerkinElmer, Inc., 940 Winter Street, Waltham, MA 02451.

WITNESSETH:

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

ARTICLE A

CERTAIN LEASE PROVISIONS

1.	Address for the Property:		549 Albany Street, Boston, Massachusetts 02118.

2.	(a)	Term:	(i) Fifteen (15) years, beginning on the Commencement Date, and ending on the Expiration Date (the “Initial Term”).

		Extension Terms:	(ii) Option to Extend Term: Two (2) extension options of ten (10) years each, as set forth in Section 1.3(a).

	(b)	Commencement Date:	, 2013

	(c)	Expiration Date:	, 2028 unless sooner terminated pursuant to this Lease.

3.	Fixed Rent:		As set forth in Exhibit “B” attached hereto.

4.	Use of the Property:		Laboratory, research and development, production, office and distribution uses, and uses incidental to such uses, and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the parties hereto agree that (a) any change in use from one permitted use to another permitted use (e.g. if a portion of the laboratory is converted to office use) shall be permitted without Landlord’s consent, so long as Tenant does not reduce the number of square feet being used for laboratory uses by more than fifty percent (50%), and (b) among other factors, Landlord’s refusal to approve any use that is not specified above shall be deemed “reasonable” if such new use would decrease the fair market value of the Property.

5.	Address for Notice:

For Landlord:

Attention:

With a copy to :

Attention:

With a copy of any notices of default only, to:

Attention:

	For Tenant:	PerkinElmer Health Sciences, Inc. c/o PerkinElmer, Inc. 940 Winter Street Waltham, MA 02451 Attention: Vice President, Real Estate

	With a copy of any notices of default only, to:	PerkinElmer Health Sciences, Inc. c/o PerkinElmer, Inc. 940 Winter Street Waltham, MA 02451 Attention: Legal Department

and to:

Nutter, McClennen & Fish, LLP 155 Seaport Boulevard Boston, MA 02210-2604 Attention: Timothy M. Smith

ARTICLE B

CERTAIN DEFINITIONS

“Additional Rent” is defined in Section 2.2.

“Affiliate” means with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the stock having ordinary voting power in the election of directors of such Person or partnership or membership interests, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person’s officers, directors, joint venturers and partners.

“Alterations” is defined in Section 5.4.

“Anti-Terrorism Order” is defined in Section 20.14(g)(ii).

“Bankruptcy Code” means the provisions of 11 U.S.C. Section 101 et seq. or any statute of similar purpose or nature as more particularly set forth in Section 9.8.

“Building” means collectively the buildings, building equipment and improvements now or hereinafter erected on the Land.

“Business Day” is every day which most large banks based in Boston, Massachusetts are open for the ordinary conduct of business.

“Claims” is defined in Section 11.3.

“Commencement Date” is defined in Article A, Section 2(b).

“Competitor” is defined in Section 21.1.

“Consumer Price Index” shall mean the average for “all items” shown on the “U.S. City Average for Urban Wage Earners and Clerical Workers (including single workers), all items, groups, sub-groups, and special groups of items”, published monthly in the “Monthly Labor Review” of the Bureau of Labor Statistics of the United States Department of Labor. If at any time the Consumer Price Index is no longer issued, then the term “Consumer Price Index” shall mean an index comparable to the Consumer Price Index and published by the Bureau of Labor Statistics of the United States Department of Labor. If the Bureau of Labor Statistics shall no longer maintain statistics on the purchasing power of the consumer dollar, comparable statistics published by a responsible financial periodical or recognized authority mutually agreed upon by Landlord and Tenant shall be used in determining the increases set forth in this Lease.

“Decommissioning Environmental Report” is defined in Section 16.1.

“Default Rate” means two percent (2%) over the prime reference rate announced from time to time by Citibank, N.A. in New York, New York, as such prime reference rate may be adjusted and announced from time to time, or if unavailable, the parties shall use the prime reference rate for major New York banks as reported in the Wall Street Journal.

“Deficiency” is defined in Section 12.4(c).

“Environmental Laws” is defined in Section 18.10.

“Environmental Reports” is defined in Section 18.1.

“Event of Default” is defined in Section 12.1.

“Exculpated Parties” is defined in Section 20.3.

“Expiration Date” is defined in Article A, Section 2(c).

“Extension Term” is defined in Section 1.3.

“First Lease Year” means the one (1) year period beginning on the Commencement Date and ending on the day preceding the anniversary of the Commencement Date, provided that if the Commencement Date does not occur on the first day of a calendar month, then the First Lease Year shall end on the last day of the calendar month in which the day preceding the anniversary of the Commencement Date occurs.

“Fixed Rent” is defined in Article A, Section 3.

“Force Majeure” shall mean (i) labor troubles, (ii) fire, (iii) unavoidable casualties, (iv) acts of God, (v) acts of the public enemy, (vi) acts of terrorism, (vii) unavailability of, or inability to obtain, labor or materials by for any reason beyond Landlord’s or Tenant’s reasonable control, (viii) floods, (ix) freight embargoes and (x) rebellions, riots, insurrections or sabotage.

“GAAP” is defined in Section 19.1.

“Guarantor” shall mean PerkinElmer, Inc., a Massachusetts corporation.

“Guaranty” shall mean the Guaranty of Lease dated as of even date herewith, from Guarantor to Landlord, guaranteeing the payment and performance by Tenant of all of Tenant’s obligations under the Lease, in the form attached hereto as Exhibit “C” and incorporated herein by this reference.

“Hazardous Substances” is defined in Section 18.11.

“Impositions” is defined in Section 3.1.

“Indemnified Parties” is defined in Section 11.3.

“Investment Grade” means that an entity is rated “BBB-” or higher by Standard & Poor’s, a division of McGraw-Hill Companies, Inc., or the equivalent or higher of such rating by another rating agency reasonably acceptable to the Landlord.

“Land” means that certain real property described on Exhibit “A”, attached hereto and incorporated herein by this reference.

“Landlord” is defined in the introductory paragraph to this Lease.

“Lease” means this lease made between Landlord, as landlord, and Tenant, as tenant.

“Leasehold Mortgage” is defined in Section 9.10.

“Leasehold Mortgagee” is defined in Section 9.10.

“Lease Year” means the First Lease Year and each subsequent one (1) year period following the First Lease Year, with each such subsequent one (1) year period beginning on the day after the expiration of the preceding Lease Year.

“Mortgage” is defined in Section 3.2.

“Mortgagee” is defined in Section 3.2.

“Non-Disturbance Agreement” is defined in Section 10.1.

“Non-Tenant Offer” is defined in Section 21.2(b).

“Permitted Violations” is defined in Section 3.2.

“Person” shall mean shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government, whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof.

“Property” means collectively the Land and the Building.

“Proposed Offer” is defined in Section 21.2(a).

“Remedial Work” is defined in Section 18.7.

“Rent” is defined in Section 2.3.

“Requirements” is defined in Section 11.1.

“Response Period” is defined in Section 21.2(a).

“Restoration” is defined in Section 7.1.

“Second Offer” is defined in Section 21.2(b).

“Sublease” is defined in Section 9.3.

“Subtenant” is defined in Section 9.2.

“Tenant” is defined in the introductory paragraph to this Lease.

“Term” means the Initial Term as extended by any exercised Extension Terms.

“Third Party” means any Person other than Landlord, Tenant, any affiliate of Landlord or Tenant, and/or any Mortgagee.

“Third Party Purchaser” is defined in Section 21.1.

“Threshold Amount” is defined in Section 5.4(d).

“Trade Fixtures” is defined in Section 5.9.

“Transfer” is defined in Section 9.1.

“Work” is defined in Section 5.5.

ARTICLE 1

PROPERTY AND TERM

Section 1.1. During the Term, Landlord, in consideration of the rents herein reserved and of the terms, provisions, covenants and agreements on the part of Tenant to be kept, observed and performed, does hereby lease and demise the Property unto Tenant, and Tenant does hereby hire and take the Property from Landlord, subject to each and every matter affecting title to the Property which are in effect as of the Commencement Date, including all easements, rights of way, declarations, covenants, conditions and restrictions, liens, encumbrances, encroachments, licenses, notices of pendency, charges, zoning laws, ordinances, regulations, building codes and other governmental laws, rules and orders affecting the Property, and other exceptions to Landlord’s title, whether or not the same are of public record.

Section 1.2. Tenant shall lease the Property for the Term, unless sooner terminated as expressly hereinafter provided.

Section 1.3. Tenant shall have the right, at its option, to extend the Term for two (2) additional terms of ten (10) years each (each, an “Extension Term”), in the manner, and subject to the conditions, set forth below. The first Extension Term shall commence on the day after the Expiration Date and shall expire on the tenth (10th) anniversary of the Expiration Date unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease. The second Extension Term shall commence on the day after the first Extension Term shall expire and shall expire on the twentieth (20th) anniversary of the Expiration Date, unless such second Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease. Tenant may exercise its option to extend the Term by giving Landlord written notice of such election no sooner than twenty four (24) months prior to the Expiration Date or the expiration of the first Extension Term, as the case may be, and no later than twelve (12) months prior to the Expiration Date or the expiration of the first Extension Term, as the case may be, the time of exercise being of the essence. Upon the giving of such notice, this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if such Extension Term had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of such Extension Term. Notwithstanding Tenant’s exercise of its option under this Section 1.3, if there shall be an Event of Default hereunder as of the date Tenant delivered the applicable notice of extension or on the Expiration Date (as such Expiration Date may have been extended prior to such notice by Tenant), unless such Event of Default shall have been cured prior to the date that Landlord delivers such notice to Tenant, Landlord shall have the right to cancel such exercise by Tenant by written notice given to Tenant, in which event, the Term shall expire on the Expiration Date (as the same may have been so extended prior to such notice by Tenant) and the remaining executory provisions of this Section 1.3 shall be deemed null and void and of no further force or effect. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during each Extension Term, including the payment of items of Additional Rent by Tenant on the terms set forth herein. In no event shall Tenant be entitled to exercise its option for the second Extension Term unless it has properly exercised its option for the first Extension Term.

ARTICLE 2

FIXED RENT AND ADDITIONAL RENT

Section 2.1. Tenant shall pay to Landlord as Fixed Rent for the Property during the Term the amounts set forth in Exhibit “B” attached hereto. Fixed Rent shall be payable in equal monthly installments in advance on the first day of each and every month during the Term, without previous demand therefor and without offset or deduction of any kind whatsoever. Notwithstanding the foregoing, Tenant shall pay the partial month’s installment of Fixed Rent (with respect to the remaining days of the month in which this Lease is executed) upon the execution of this Lease.

Section 2.2. To the extent the same are not caused by the negligence, or willful misconduct of Landlord or Landlord’s agents, contractors or employees, Tenant shall also pay and discharge as additional rent (the “Additional Rent”) all other amounts, liabilities and obligations of whatsoever nature relating to the Property, including, without limitation, all Impositions, all insurance premiums (as contemplated in Article 6) and any obligations arising under any easements, declarations, restrictions, contracts or other similar agreements affecting the Property and all interest and penalties that may accrue thereon in the event of Tenant’s failure to pay such amounts when due, and all damages, costs and expenses which Landlord may incur by reason of any Event of Default, all of which Tenant hereby agrees to pay upon demand or as is otherwise provided herein. Upon any failure by Tenant to pay any of the Additional Rent, Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Fixed Rent. The term Additional Rent shall be deemed rent for all purposes hereunder.

Section 2.3. All Fixed Rent and Additional Rent payable to Landlord hereunder (collectively, “Rent”) shall be made payable to Landlord and sent to Landlord’s address set forth in Article A, or to such other Person or Persons or at such other place as may be designated by notice from Landlord to Tenant, from time to time, and shall be made in United States currency which shall be legal tender for all debts, public and private. Notwithstanding the foregoing, Impositions shall be payable to the parties to whom they are due, except as otherwise provided herein.

Section 2.4. This Lease shall be deemed and construed to be a “net lease”, and Tenant shall pay to Landlord, absolutely net throughout the Term, the Rent, free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off whatsoever, except as expressly set forth herein. Under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as herein otherwise expressly set forth. Tenant shall pay all costs, expenses and charges of every kind and nature relating to the Property, except debt service on any Mortgage or any other indebtedness of Landlord or rent under any ground lease of the Property entered into by Landlord, which may arise or become due or payable prior to, during or after (but only to the extent attributable to a period falling prior to or within) the Term, as may be extended. Except as otherwise specifically provided in this Lease, Tenant’s obligation to pay Rent hereunder shall not terminate prior to the date definitely fixed for the expiration of the Term (as may be extended) notwithstanding the exercise by Landlord of any or all of its rights under Article 12 hereof or otherwise, and the obligations of Tenant hereunder shall not be affected (except as is otherwise specifically provided herein to the contrary) by reason of any damage to or destruction of the Property or any part thereof or condemnation or any title matter currently affecting the Property. The parties intend that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements.

Section 2.5. If Tenant shall fail to make payment of any installment of Fixed Rent or Additional Rent payable to Landlord hereunder within seven (7) Business Days from the date upon which the same shall first have been due hereunder then and in each such event Tenant shall pay Landlord on demand, in addition to the installment or other payment due, as Additional Rent hereunder, a late payment fee to compensate Landlord for legal, accounting and other expenses incurred by Landlord in administering the delinquent account by reason of such late payment in an amount equal to an additional sum of two percent (2%) of the amount due; provided, however, that such late charge shall not be applicable with respect to the first two (2) such late payments by Tenant in any one calendar year period. For purposes of this Section 2.5, payments shall be deemed made upon the date of actual receipt by Landlord at the place specified in or pursuant to Article A, Section 5 hereof. The late payment fee required to be paid by Tenant pursuant to this Section 2.5 shall be in addition to all other rights and remedies provided herein or by law to Landlord for such nonpayment. All Additional Rent shall be due within thirty (30) days of demand, absent Landlord expressly providing Tenant with a longer period of time.

ARTICLE 3

IMPOSITIONS

Section 3.1. From and after the Commencement Date and throughout the Term, Tenant shall pay and discharge not later than ten (10) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all taxes, assessments, water rents, sewer rents and charges, duties, impositions, license and permit fees, charges for public utilities of any kind, charges with respect to any encumbrance, payments and other charges of every kind and nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special, in said categories, together with any interest or penalties imposed upon the late payment thereof, which, pursuant to past, present or future law or otherwise, during, prior to or after (but attributable to a period falling prior to or within) the Term, shall have been or shall be levied, charged, assessed, imposed upon or grow or become due and payable out of or for or have become a lien on the Property or any part thereof, or any improvements or personal property in or on the Property, or the Rents and income payable by Tenant, or on account of any use of the Property or activity conducted thereon or service provided thereto (all of the foregoing being hereinafter referred to as “Impositions”). Within ten (10) days of Landlord’s request, Tenant shall submit to Landlord the proper and sufficient receipts or other evidence of payment and discharge of the same. If any Impositions are not paid when due under this Lease, Landlord shall have the right but shall not be obligated to pay the same, provided Tenant does not contest the same as herein provided. If Landlord shall make such payment, Landlord shall thereupon be entitled to repayment by Tenant on demand as Additional Rent hereunder.

Section 3.2. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) comply with any legal requirement, (c) discharge or remove any lien referred to in Articles 5, 7 or 11, or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to herein (such non-compliance with the terms hereof being hereinafter referred to collectively as “Permitted Violations”), so long as, at the time of such contest, no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Property or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Property, (iv) any interference with the payment of Fixed Rent, or (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order of legal requirement with respect to the Permitted Violation and such contest shall comply with the last sentence of this paragraph. Tenant agrees that, if, at the time of such contest, neither Tenant nor Guarantor is Investment Grade, then Tenant shall post a bond or other security reasonably satisfactory to Landlord in an amount at least equal to any potential loss or liability that Landlord may reasonably suffer as a result thereof. While any proceedings which comply with the requirements of this Section 3.2 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant’s contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Section 3.2 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord or the holder (“Mortgagee”) of any mortgage, pledge, financing statement, security lien or deed of trust (collectively, a “Mortgage”) encumbering all or any part of (i) the Property or any (ii) equity, stock, membership or partnership interest in and to Landlord, to the risk of any civil or criminal liability.

Section 3.3. Tenant shall have the right to file any abatement applications with respect to any Impositions. To the extent permitted by law, Tenant shall also have the right to apply for the conversion of any Impositions to make the same payable in annual installments over a period of years, and upon such conversion Tenant shall pay and discharge said annual installments as they shall become due and payable. Tenant shall pay all such deferred installments prior to the expiration or sooner termination of the Term, notwithstanding that such installments shall not then be due and payable; provided, however, that any Impositions other than one converted by Tenant so as to be payable in annual installments as aforesaid relating to a fiscal period of the taxing authority, a part of which is included in a period of time after the Expiration Date, shall (whether or not such Impositions shall be assessed, levied, confirmed, imposed or become payable, during the Term) be adjusted between Landlord and Tenant as of the Expiration Date, so that Landlord shall pay that portion of such Impositions which relate to that part of such fiscal period included in the period of time after the Expiration Date, and Tenant shall pay the remainder thereof.

Section 3.4. Tenant shall not be obligated to pay any corporate, franchise, excise, estate, inheritance, succession, capital levy or transfer tax of Landlord or any income, profits or revenue tax upon the income of Landlord, but any tax due by Tenant on the Rent due hereunder shall be an Imposition.

Section 3.5. Landlord shall not be required to join in any proceedings referred to in this Article unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord, in which event, (a) if either Tenant or Guarantor is Investment Grade at the commencement of such proceedings, then (so long as Landlord shall have no liability in connection therewith that is not indemnified by Tenant pursuant to the terms of this Lease), Landlord, at Tenant’s sole risk and expense, shall join and cooperate in such proceedings or permit the same to be brought in its name but shall not be liable for the payment of any costs or expenses in connection with any such proceedings, or (b) if, at the commencement of such proceedings, neither Tenant nor Guarantor is Investment Grade, then Landlord shall only be required to join and cooperate in such proceedings or permit the same to be brought in its name if Landlord shall have no liability in connection therewith, regardless of whether such liability is indemnified by Tenant pursuant to the terms of this Lease, and, in any event, shall not be liable for the payment of any costs or expenses in connection with any such proceedings.

Section 3.6. The provisions of this Article 3 shall survive the expiration or earlier termination of this Lease.

Section 3.7. Notwithstanding any provision contained herein to the contrary, Tenant shall be the beneficiary of any Tax Increment Financing benefits received with respect to the Property pursuant to applicable Massachusetts law during the Term, including, without limitation, any tax abatements and credits and investment tax credits resulting therefrom. Landlord agrees to cooperate with Tenant and comply with all reasonable requests, at Tenant’s sole cost and expense, with respect to such Tax Increment Financing benefits, provided that Landlord does not incur any liability as a result thereof.

ARTICLE 4

USE OF PROPERTY

Section 4.1. The Property may be used and occupied only for the purposes set forth in Article A, Section 4.

Section 4.2. Tenant hereby represents and warrants to Landlord that all necessary certificates of occupancy, permits, licenses and consents from any or all appropriate governmental authorities have been obtained by or on behalf of Tenant and are in full force and effect as may be required by law for Tenant to occupy the Property and conduct business thereon.

Section 4.3. If under applicable zoning laws, the use of all or any portion of the Property is or shall become a legal non-conforming right, Tenant shall not cause or permit such non-conforming right to be discontinued or abandoned.

ARTICLE 5

CONDITION OF PROPERTY, ALTERATIONS AND REPAIRS

Section 5.1. Tenant and Landlord have entered into this Lease to enable Tenant to continue its possession and use of the Property subject to the terms and conditions hereof. In connection with Tenant’s prior interest and prior and continuing possession of the Property, Tenant has examined the Property, is familiar with the physical condition, expenses, operation and maintenance, zoning, status of title and use that may be made of the Property and every other matter or thing affecting or related to the Property, and is leasing the same in its “As Is” condition. Landlord has not made and does not make any representations or warranties whatsoever with respect to the Property or otherwise with respect to this Lease, except as set forth in Section 20.15 below. Tenant assumes all risks resulting from any defects (patent or latent) in the Property or from any failure of the same to comply with any governmental law or regulation applicable to the Property or the uses or purposes for which the same may be occupied.

Section 5.2. At Tenant’s sole cost and expense, Tenant shall keep the Property in good condition and repair, reasonably free of accumulations of dirt, rubbish, snow and ice, and Tenant shall make all repairs and replacements, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, and shall perform all maintenance, necessary to maintain the Property in good condition and repair and as existing on the Commencement Date, reasonable wear and tear excepted. When used in this Section 5.2, the term “repairs” shall include all necessary or desirable additions, alterations, improvements, replacements, renewals and substitutions. All repairs made by Tenant shall be equal in quality and class to the original construction and shall be made in compliance with all Requirements (hereinafter defined). Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations to the Property, and Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Property, and all costs and expenses incidental thereto.

Section 5.3. Landlord shall not be responsible for the cost of any alterations of or repairs to the Property of any nature whatsoever, structural or otherwise, whether or not now in the contemplation of the parties. To the extent not prohibited by law, Tenant hereby waives and releases all rights now or hereinafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article 5.

Section 5.4. Tenant shall have the right at any time and from time to time during the Term to make, at its sole cost and expense, changes, alterations, additions or improvements (collectively, “Alterations”) in or to the Property subject, in each case, to all of the following:

(a) No Alteration shall be undertaken except after fifteen (15) days’ prior notice to Landlord, provided that no such notice shall be required with respect to any nonstructural Alteration involving an estimated cost equal to or less than the Threshold Amount (hereinafter defined) (as estimated by a licensed architect or engineer reasonably approved by Landlord) or involving an actual cost (based on a lump sum or guaranteed maximum price contract) equal to or less than the Threshold Amount.

(b) No structural Alteration, and no other Alteration involving an estimated cost of more than the Threshold Amount (as estimated by a licensed architect or engineer reasonably approved by Landlord) shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and in the event Landlord fails to respond to Tenant’s request for such consent within ten (10) Business Days of Tenant’s request, Landlord’s consent shall be deemed to have been granted. Notwithstanding the foregoing,

Tenant may make Alterations consisting of normal painting, carpeting, wall coverings and office decorations without Landlord’s prior written consent. If, at the time Tenant requests such Landlord consent, either Tenant or Guarantor is not Investment Grade, then no Alteration for which consent is required and which exceeds the Threshold Amount may be commenced until Tenant shall obtain a payment and performance bond in the full amount of the estimated cost of the Alteration from a surety reasonably acceptable to Landlord.

(c) If and only to the extent that it would be reasonable for third party consultants to be engaged for such review and/or inspection, as applicable, the reasonable cost and expense of (i) such consultants’ review of any plans and specifications required to be furnished pursuant to Section 5.5 below and (ii) such consultants’ inspection of any Work (as defined below), following Tenant’s completion thereof, related to an Alteration for which Landlord’s consent is required pursuant to Section 5.5 below, shall in each case be paid by Tenant to Landlord, within ten (10) days after demand, or, at the option of Landlord, as Additional Rent.

(d) For purposes of Sections 5.4 and 5.5, the “Threshold Amount” shall mean an amount equal to $500,000, which amount shall be deemed to be increased annually to coincide with the annual increases, if applicable, in the Consumer Price Index. For purposes of determining the Threshold Amount, an Alteration shall include any series of related improvements whose cost, in the aggregate equals or exceeds $500,000 (as so increased).

(e) The provisions and conditions of Section 5.5 shall apply to any work performed by Tenant under this Article.

Section 5.5. Tenant agrees that all Alterations, repairs, Restoration and other work that Tenant shall be required or permitted to do under the provisions of this Lease (each hereinafter called the “Work”) shall be (i) performed in a good and workmanlike manner, and in accordance with all Requirements and any plans and specifications therefor which shall have been approved by Landlord to the extent that such approval is required hereunder, (ii) commenced and completed promptly and (iii) done in accordance with all of the following terms and conditions:

(a) If the Work shall (i) involve any structural Work, (ii) involve any repair, Alterations, Restoration or other Work for which plans and specifications are required to be filed pursuant to any Requirement or (iii) cost in excess of the Threshold Amount, then the Work shall not be commenced until detailed plans and specifications (including layout, architectural, mechanical and structural drawings), prepared by a licensed architect or engineer reasonably approved by Landlord shall have been submitted to and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and in the event Landlord fails to respond to Tenant’s request for such consent within ten (10) Business Days of Tenant’s request, Landlord’s consent shall be deemed to have been granted.

(b) All Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant and any notices required for such work have been provided by Tenant, at its own cost and expense, and the originals thereof delivered to Landlord. Landlord, at Tenant’s written request, will promptly execute any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided that Tenant shall bear any expense or liability of Landlord in connection therewith.

(c) No Work costing more than the Threshold Amount or involving any structural Work shall be undertaken except under the supervision of a licensed architect or engineer reasonably approved by Landlord.

(d) The cost of all Work shall be paid promptly so that the Property and Tenant’s leasehold estate therein shall at all times be free from (i) liens for labor or materials supplied or claimed to have been supplied to the Property or Tenant, except that Tenant shall have the right to contest such liens so long as reasonably adequate security (which may be in the form of a bond) shall be provided to Landlord, and (ii) chattel mortgages, conditional sales contracts, title retention agreements, security interests and agreements, and financing agreements and statements.

(e) At all times when any Work is in progress, Tenant shall maintain or cause to be maintained with such companies and for such periods as Landlord may require (i) workmen’s compensation insurance covering all persons employed in connection with the Work, in an amount at least equal to the minimum amount of such insurance required by law; and (ii) for the mutual protection of Landlord, Tenant and any Mortgagee, (1) builder’s risk insurance, completed value form, covering all physical loss, in an amount reasonable satisfactory to Landlord, and (2) commercial general liability insurance against all hazards, with limits for bodily injury or death to any one person, for bodily injury or death to any number of persons in respect of any one accident or occurrence, and for Property damage in respect of one accident or occurrence in such amounts as Landlord may reasonably require. Such commercial general liability insurance may be satisfied by the insurance required under Section 6.1(a), but may be effected by an endorsement, if obtainable, upon the insurance policy referred to in said Section. The provisions and conditions of Article 6 hereof shall apply to any insurance which Tenant shall be required to maintain or cause to be maintained under this subsection.

(f) Upon completion of any Work, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Work required by any governmental or quasi-governmental authority and shall furnish Landlord with copies thereof, together with “as-built” plans and specifications for such Work (if plans and specifications are required to be prepared pursuant to this Lease).

(g) The conditions of Section 5.4 shall have been complied with, to the extent applicable to the Work.

Section 5.6. Any Work shall be subject to inspection at any reasonable time and upon reasonable prior notice from time to time by Landlord or its duly authorized representative.

Section 5.7. For purposes of this Lease, the word “structural” when used in connection with any Work shall mean Work affecting the load bearing walls, support beams, structural components of the roof, replacement of the roof (whether or not of structural components), or foundation of the Building or Work involving any significant alterations or improvements to the Building’s mechanical, electrical, sanitary, plumbing, heating, air-conditioning, ventilating, utility or any other service systems.

Section 5.8. Except as set forth in this Section 5.8, all fixtures, structures and other improvements other than Trade Fixtures installed in or upon the Property at any time during the Term shall become the property of Landlord and shall remain upon and be surrendered with the Property. Notwithstanding the foregoing, if, at the time of Landlord approval of any Work, Landlord notifies Tenant in writing that Landlord will require such Work to be removed from the Property prior to the Expiration Date or earlier termination of this Lease, then Tenant shall cause such Work to be removed so from the Property, at Tenant’s expense, and the affected area shall be restored to its prior condition, reasonable wear and tear excepted. All property required to be removed by Tenant at the end of the Term remaining in the Property after the end of the Term shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Property by Landlord at Tenant’s expense. Tenant shall be responsible for, and shall reimburse Landlord immediately after written demand therefor, any damage to the Property caused in whole or in part by the removal or demolition of any property remaining on the Property which Tenant is required to remove pursuant to this Section 5.8 or which Tenant elects under the provisions of this Lease to remove. The provisions of this Section 5.8 shall survive the expiration or earlier termination of the Term.

Section 5.9. Trade Fixtures. Landlord acknowledges and agrees that the trade fixtures, furniture, furnishings, machinery, equipment and other personal property of Tenant, including but not limited to all satellite dishes, computers, trade signage, restaurant equipment and fixtures (but specifically excluding all refrigeration piping built into the walls or floors of the Building in connection with providing additional temperature reducing capacity in the “cooling rooms”), conveyor and material handling systems and related equipment, used or useful in Tenant’s business (but specifically excluding the Building), purified water system (equipment and software), passage control system (equipment and software), telephone system (switchboard, equipment and software), video camera security system (cameras, central units and software), LVIAS-control systems (workstations and software), arrows preventive maintenance system (workstations and software), separately built temperature and humidity chambers/rooms (dry chamber, temperature chambers, etc.), gas storage systems (nitrogen, carbon dioxide, etc.), halotron system (ADP machine room and organic chemistry), laminar flow equipment, laminar flow hoods and local exhaust equipment, open office facilities, and modular laboratory fixtures are and shall remain the property of Tenant (“Trade Fixtures”) and be treated as “trade fixtures” for the purposes of this Lease and Tenant shall remove the same from the Property prior to the termination of this Lease, provided that Tenant shall repair the damage, if any, to the Property resulting from such removal and shall restore the Property to its prior good order and condition, reasonable wear and tear excepted. Tenant may, at its own cost and expense, during the Term, install or place or reinstall or replace upon or remove from the Property any such Trade Fixtures. Any such Trade Fixtures shall not become the property of Landlord (but replacements of building fixtures, building machinery and building equipment, which are part of the Improvements and therefore the property of Landlord, shall also be the property of Landlord), Landlord hereby expressly waives its statutory or common law “landlord’s lien” and any and all rights granted under any present or future laws to buy or distrain for rent (whether in arrears or in advance) against the Trade Fixtures of Tenant on the Property and further agrees to execute any reasonable instruments evidencing such waiver at any time hereafter upon Tenant’s request; notwithstanding the foregoing, such waiver shall not apply to any lien to secure a judgment, provided that Landlord hereby expressly agrees to subordinate any such judgment lien to the lien, at the time of such judgment, of any lender holding a first priority lien on the Trade Fixtures and further agrees to execute any reasonable instruments evidencing such subordination at any time hereafter upon Tenant’s request.

ARTICLE 6

INSURANCE

Section 6.1. Throughout the Term, Tenant shall, at its own cost and expense, provide and keep in force, for the benefit of Landlord, Tenant and any Mortgagee:

(a) Commercial general liability insurance (including protective liability coverage on operations of independent contractors engaged in construction and blanket contractual liability insurance) protecting and indemnifying Landlord, such Tenant and any Mortgagee against all claims for damages to person or property or for loss of life or of property occurring upon, in, or about the Property, if any, and automobile coverage for owned, hired or non-owned vehicles written on a per-occurrence basis with limits of liability of not less than $2,000,000.00 with respect to bodily injury and property damage arising from any one occurrence and $4,000,000.00 products/completed operation aggregate and $4,000,000.00 general aggregate and an umbrella policy in an amount not less than $10,000,000 in excess coverage;

(b) property insurance covering the Property and all installations, additions and improvements which may now or hereafter be erected thereon, insuring against loss or damage by fire and such other risks as are now or hereafter embraced by an “all risk” policy commonly known as Causes of Loss-Special Form, including, without limitation, coverage for loss or damage by water, flood (Broad Form (including back-up of sewers and drains, seepage and surface water)), subsidence, demolition coverage of not less than $1,000,000 and full coverage for Contingent Operation of Building Laws, all of the foregoing coverages being in an amount sufficient to prevent Landlord and such Tenant from becoming co-insurers and in any event in an amount not less than one hundred percent (100%) of the actual replacement value thereof (i.e., including the cost of debris removal but excluding foundations and excavations), as reasonably determined by Landlord from time to time. Such coverage shall contain an “agreed amount” provision acceptable to Landlord;

(c) business interruption insurance covering risk of loss due to the occurrence of any of the hazards covered by the insurance to be maintained by Tenant described in Section 6.1(b) with coverage, for a period of at least eighteen (18) months following the insured-against peril of 100% of all Rent to be paid by Tenant under this Lease;

(d) Worker’s compensation insurance (including employers, liability insurance) covering all persons employed at the Property by Tenant to the extent required by the laws and statutes of the state in which the Property is located, including, without limitation, during the course of Work to the Property and with Employers Liability with a limit of not less than $1,000,000 per accident/$1,000,000 per disease/$1,000,000 policy limit;

(e) boiler insurance, if applicable, in an amount not less than one hundred percent (100%) of the actual replacement value thereof and of any improvements in which any such boiler is located (including the cost of debris removal but excluding foundations and excavations) as reasonably determined by Landlord from time to time which insurance includes combined direct damage and business interruption on a comprehensive basis; and

(f) if a sprinkler system is located in the Building, sprinkler leakage insurance in amounts reasonably approved by Landlord.

Section 6.2. Whenever under the terms of this Lease Tenant is required to maintain insurance for the benefit of Landlord, Landlord and its managing agent shall be (a) an additional insured in all such liability insurance policies and (b) an additional insured and loss payee in all such property policies. In the event that the Property shall be subject to any Mortgage, the commercial general liability insurance shall, if required by such Mortgage, name Mortgagee as an additional insured and all other insurance provided hereunder shall name Mortgagee as an additional insured under a standard “non-contributory mortgagee” endorsement or its equivalent. All policies of insurance shall provide that such coverage shall be primary and that any insurance maintained separately by Landlord or Mortgagee shall be excess insurance only. The original certificates (on ACORD Form 28 for casualty insurance and on Form 25 for liability policies) or an original paid endorsement in respect of liability insurance naming Landlord and Mortgagee as named insured or additional insured, as applicable), and legible copies of the original policies shall be delivered to Landlord and any Mortgagee.

Section 6.3. The amounts payable under any and all insurance policies insuring against property damage to the Building shall be made available or “paid over” to Mortgagee or, if there is none, to Landlord. All property insurance policies required by this Lease shall provide that all adjustments for claims with the insurers in excess of Five Hundred Thousand Dollars ($500,000.00) (exclusive of any deductible) shall be made with Landlord, Tenant and any Mortgagee. Subject to the terms of any Mortgage, any adjustments for claims with the insurers involving sums of Five Hundred Thousand Dollars ($500,000.00) (exclusive of any deductible) or less shall be made with Tenant.

Section 6.4. All of the above-mentioned insurance policies and/or certificates shall be obtained by Tenant and delivered to Landlord on or prior to the date hereof, and thereafter as provided for herein, and shall be written by insurance companies: (a) rated A—X or better in “Best’s Insurance Guide” (or any substitute guide acceptable to Landlord); (b) authorized to do business in the state where the Property is located; and (c) of recognized responsibility and which are satisfactory to Landlord and any Mortgagee. Any deductible amounts shall not exceed $500,000. In the event any of Tenant’s insurance policies contain deductible amounts, Tenant agrees to pay the amount of such deductibles to Landlord in the event of a claim.

Section 6.5. At least five (5) Business Days prior to the expiration of any policy or policies of such insurance, Tenant shall deliver to Landlord or Mortgagee, within the said period of time, certificates of insurance evidencing the coverage described in this Article 6. All insurers shall be required to provide Landlord and Mortgagee with thirty (30) days’ notice of cancellation. If Tenant shall fail to procure the insurance required under this Article 6 in a timely fashion or to deliver certificates of insurance as required hereunder, Landlord may, at its option and in addition to Landlord’s other remedies upon written notice to Tenant, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

Section 6.6. Tenant shall not violate, or permit to be violated, any of the conditions of any of the said policies of insurance, and Tenant shall perform and satisfy in all material respects the reasonable requirements of the companies writing such policies so that companies of good standing, reasonably satisfactory to Landlord, shall be willing to write and/or continue such insurance.

Section 6.7. The insurance required by this Lease, at the option of Tenant, may be effected by blanket and/or umbrella policies issued to Tenant covering the Property and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Property the specified coverage, without possibility of reduction or coinsurance by reason of, or damage to, or events occurring at, any other premises named therein.

Section 6.8. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force insurance, as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance, but Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the provisions of this Lease and damages, costs and expenses of suit suffered or incurred by reason of damage to, or destruction of, the Property, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

Section 6.9. Landlord shall use reasonable efforts to obtain any coverages which it may obtain by exercising its rights under Section 6.5, at reasonable competitive rates.

ARTICLE 7

DAMAGE OR DESTRUCTION

Section 7.1. If the Property or any part thereof shall be damaged or destroyed by fire or other casualty (including any casualty for which insurance was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, (i) Landlord and any Mortgagee of the Property shall, subject to Sections 7.2 and 7.3, pay over to Tenant, upon the terms set forth in Section 7.2, any moneys which may be recovered by Landlord or such Mortgagee from property insurance, (ii) this Lease shall be unaffected thereby and shall continue in full force and effect, and (iii) Tenant shall, at Tenant’s sole cost and expense, expeditiously and in a good and workmanlike manner, cause such damage or destruction to be remedied or repaired (the “Restoration”) by restoring the Property to its condition immediately prior to such damage, or destruction, but only to the extent permitted by applicable laws and only if the insurance proceeds are provided to Tenant for such purposes (provided that Tenant’s Restoration obligations shall not be limited by the amount of insurance proceeds paid or made available for such Restoration). All Restoration Work shall be performed in accordance with the provisions of this Lease, including, without limitation, the provisions of Sections 5.4 and 5.5 hereof. Subject to Section 7.5, if Tenant shall fail or neglect to restore the Property with reasonable diligence, or having so commenced such Restoration, shall fail to complete the same with reasonable diligence, or if prior to the completion of any such Restoration by Tenant, this Lease shall expire or be terminated for any reason, Landlord shall have the right, but not the obligation, to complete such Restoration at Tenant’s cost and expense and the cost thereof shall be payable within fifteen (15) days of Landlord’s demand as Additional Rent, together with interest thereon at the Default Rate, but such interest shall not be applicable if such payment shall be made by Tenant on or before the end of such fifteen (15) day period.

Section 7.2. Subject to the provisions of this Article 7, Landlord and any Mortgagee shall pay over to Tenant from time to time, upon the following terms, any moneys which may be received by Landlord from property insurance provided by Tenant but, in no event, to any extent or in any sum exceeding the amount actually collected by Landlord upon the loss; provided, however, that Landlord, before paying such moneys over to Tenant, shall be entitled to reimburse itself therefrom to the extent, if any, of the reasonable expenses paid or incurred by Landlord in collection of such moneys. Tenant shall have the right to participate with Landlord and any Mortgagee in the settlement of any insurance proceeds amount. Landlord and any Mortgagee shall pay to Tenant, as herein provided, the aforesaid insurance proceeds, for the purpose of Restoration to be made by Tenant to restore the Property to a value which shall be not less than their value prior to such fire or other casualty, subject to any limits imposed by legal requirements. Prior to making any Restoration, or, upon request by Landlord, during any Restoration, Tenant shall furnish Landlord with an estimate of the cost of such Restoration, prepared by a licensed architect or engineer reasonably approved by Landlord. Such insurance proceeds shall be paid to Tenant from time to time thereafter in installments as the Restoration progresses, upon application to be submitted by Tenant to Landlord showing the cost of labor and material incorporated in the Restoration, or incorporated therein since the last previous application, and paid for by Tenant. The amount of any installment to be paid to Tenant shall be such proportion of the total insurance moneys received by Landlord as the cost of labor and materials theretofore incorporated by Tenant in the Restoration bears to the total estimated cost of the Restoration by Tenant, less (a) all payments theretofore made to Tenant out of said insurance proceeds, and (b) ten percent (10%) of the amount so determined. Upon completion of and payment for the Restoration by Tenant, including reimbursement to Tenant of such ten percent (10%) retention, the balance of any and all insurance proceeds held by Landlord shall be retained by Landlord. In the event at any time prior to or during the Restoration the insurance proceeds shall be insufficient for the purpose of paying for the Restoration, so long as Landlord and any Mortgagee nevertheless release all amounts of such insurance proceeds to the extent required hereunder, Tenant shall nevertheless be required to make the Restoration and pay any additional sums required for the Restoration in accordance with the provisions of Section 7.4 hereof. Notwithstanding the foregoing, if Landlord makes the Restoration at Tenant’s expense, as provided in Section 7.1 hereof, then Landlord shall use any amounts held by Landlord to pay for the cost of such Restoration.

Section 7.3. The following shall be conditions precedent to each payment made to Tenant as provided in Section 7.2 above:

(a) there shall be submitted to Landlord the certificate of the aforesaid architect stating (i) that the sum then requested to be withdrawn either has been paid by Tenant and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished certain services or materials for the Work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the several amounts so paid or due to each of such persons in respect thereof, and stating in reasonable detail the progress of the Work up to the date of said certificate, (ii) that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Tenant, (iii) that the sum then requested does not exceed ninety percent (90%) of the value of the services and materials described in the certificate and (iv) that the balance of any insurance proceeds held by Landlord, together with such other sums, if any, which Tenant has made or will (for which evidence of Tenant’s intention and ability shall be to Landlord’s reasonable satisfaction) make available for the Restoration in accordance with Section 7.4 hereof and to Landlord’s satisfaction will be sufficient upon completion of the Restoration to pay for the same in full, and stating in reasonable detail an estimate of the cost of such completion;

(b) there shall be furnished to Landlord an official search, or a certificate of a title insurance company satisfactory to Landlord, or other evidence satisfactory to Landlord, showing that there has not been filed any then pending and valid vendor’s, mechanic’s, laborer’s or materialman’s statutory or other similar lien affecting the Property or any part thereof, or any public improvement lien created or permitted to be created by Tenant affecting Landlord, or the assets of, or funds appropriated to, Landlord, which has not been discharged of record, except such as will be discharged upon payment of the amount then requested to be withdrawn, or unless any such lien is contested by Tenant in good faith and Tenant has obtained and delivered a bond issued by a surety, in an amount and in form otherwise reasonably satisfactory to Landlord;

(c) Landlord has received true and correct original interim releases or interim waivers of lien from Tenant’s general contractor and all subcontractors performing the Restoration; and

(d) at the time of making such payment, no Event of Default shall have occurred and be continuing.

Section 7.4. If the estimated cost of any Restoration, determined as provided in Section 7.2 hereof, exceeds the net insurance proceeds then, prior to the commencement of any Restoration, Tenant hereby covenants to deposit with Landlord a bond, cash or other security reasonably satisfactory to Landlord in the amount of such excess, to be held and applied by Landlord in accordance with the provisions of Section 7.2 hereof, as security for the completion of the Work, free of public improvement, vendor’s, mechanic’s, laborer’s or materialman’s statutory or other similar liens.

Section 7.5. As material consideration to Landlord for its agreement to enter into this Lease, the parties agree that, subject to the provisions of this Article 7, this Lease shall not terminate or be forfeited or be affected in any manner, and there shall be no reduction or abatement of the Rent payable hereunder, by reason of damage to or total, substantial or partial destruction of the Property or any part thereof or by reason of the untenantability of the same or any part thereof, for or due to any damage or destruction to the Property from any cause whatsoever, and, notwithstanding any law or statute, present or future, Tenant waives any and all rights to quit or surrender the Property or any part thereof on account of any damage or destruction of the Property. Tenant expressly agrees that its obligations hereunder, including the payment of Rent payable by Tenant hereunder, shall continue as though the Property had not been damaged or destroyed and without abatement, suspension, diminution or reduction of any kind. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to receive all of the rental loss insurance proceeds and/or business interruption insurance proceeds awarded as a result of a fire or other casualty.

ARTICLE 8

CONDEMNATION

Section 8.1. If the whole or a material portion of the Property shall be taken by condemnation or other eminent domain proceedings pursuant to any law, general or special, then at Tenant’s option, this Lease and the Term shall terminate and expire on the date of such taking and the Rent payable by Tenant hereunder shall be apportioned as of the date of such taking. If Tenant chooses to execute the option to cancel the Lease provided for herein, Tenant shall notify Landlord in writing within ten (10) days of the date that Tenant receives notice of such taking. For purposes of this Article 8 “a material portion of the Property” shall be deemed to mean either (i) such portion of the Property as, when so taken, would leave remaining a balance of the Property which, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not be feasible to accommodate Tenant’s business existing at the date of such taking and after performance of all covenants, agreements, terms and provisions herein and by law provided to be performed and paid by Tenant or (ii) more than 35% of the Property. Tenant, in cooperation with Landlord, shall have the right to participate in any condemnation proceedings and be represented by counsel for the purpose of protecting its interests hereunder. Landlord agrees that it will not enter into any agreement with any condemning authority in settlement of or on the threat of any condemnation or other eminent domain proceeding affecting the Property without the consent of Tenant, which consent shall not be unreasonably withheld or delayed.

Section 8.2. If only a portion of the Property shall be so taken and Section 8.1 does not apply, this Lease shall be unaffected by such taking, and Tenant shall continue to pay the Fixed and Additional Rent pursuant to Article 2 except that the Rent shall be equitably reduced to a just and appropriate amount according to the nature and extent of the taking as mutually agreed in writing by Landlord and Tenant. In no event, however, shall Additional Rent be reduced as a result of any such taking.

Section 8.3. (a) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article 8 without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award, except as otherwise provided in this Article 8. Tenant hereby assigns to Landlord all of its right, title and interest in or to every such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, to the extent permitted by law, for the value of Tenant’s leasehold improvements, movable Trade Fixtures, machinery and moving expenses, provided that the making of such claim does not adversely affect or diminish the award that would be available to Landlord if Tenant were not entitled to, and did not, make any such claim.

(b) Notwithstanding the foregoing, in the event Section 8.2 is applicable, Landlord shall pay over to Tenant from time to time any moneys which may be received by Landlord on account of exercise of the power of eminent domain with respect to the Property, provided, however, that Landlord, before paying such moneys over to Tenant, shall be entitled to reimburse itself therefrom to the extent, if any, of the reasonable expenses paid or incurred by Landlord in the collection of such moneys. Such moneys shall be paid over to Tenant solely for purposes of the Restoration of the Property, on the terms and subject to the conditions set forth in Article 7, as if, for this purpose, such moneys were insurance proceeds resulting from casualty to the Property. Tenant agrees to undertake such Restoration on such terms and subject to such conditions. Any funds remaining after completion of such Restoration shall belong to and be retained by Landlord.

Section 8.4. In the event of any taking of the Property which does not result in a termination of this Lease, Tenant at Tenant’s expense, subject to the provisions of Articles 5 and 7 and whether or not any award or awards shall be sufficient for the purpose, but only if Landlord and any Mortgagee pay over the monies described in Section 8.3(b), shall proceed with reasonable diligence to Restore the remaining parts of the Property to substantially the condition existing immediately prior to the date of taking to the extent that the same may be feasible and so as to constitute a complete and tenantable Property, subject to any limitations imposed by applicable laws. If the proceeds of such award or awards are not sufficient to pay the full cost thereof as estimated by a licensed architect or engineer reasonably approved by Landlord, Tenant shall pay such deficit and shall deposit with Landlord a bond, cash or other security reasonably satisfactory to Landlord and Mortgagee in the amount of such deficiency to be held as security for the completion of such Work. If, upon completion of Restoration any portion of the award shall remain, Landlord shall retain same.

Section 8.5. If the temporary use or occupancy of all or any part of the Property shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, and unless an Event of Default shall occur and be continuing, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Property and, if so awarded, for the taking of Tenant’s inventory, leasehold improvements, movable Trade Fixtures, machinery and for moving expenses, and that portion which represents reimbursement for the cost of Restoration of the Property. This Lease shall be and remain unaffected by such taking and Tenant shall be responsible for all obligations hereunder and shall continue to pay in full when due the Fixed Rent, Additional Rent and all other sums required to be paid by Tenant pursuant to the provisions of this Lease. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Property (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period to and including the Expiration Date and Landlord shall receive so much as represents the period subsequent to the Expiration Date and Landlord shall also be entitled to receive that portion which represents reimbursement for the cost of Restoration of the Property and the remainder of such award.

Section 8.6. In case of any governmental action, not resulting in the taking or condemnation of any portion of the Property but creating a right to compensation therefor, such as the changing of the grade of any street upon which the Property abut, this Lease shall continue in full force and effect without reduction or abatement of Rent and the award shall be paid to Landlord.

ARTICLE 9

ASSIGNMENT AND SUBLETTING

Section 9.1. Except as otherwise provided in Sections 9.1(a) and (b) and Section 9.10 below, without the prior written consent of Landlord and any Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed, neither this Lease, nor any interest of Tenant in this Lease or the Property, shall be sold, assigned, pledged or otherwise transferred (a “Transfer”), directly or indirectly, whether by merger, consolidation, sale of all or substantially all of the assets of Tenant, operation of law or otherwise, nor shall any of the issued or outstanding capital stock of any corporation, any membership interest of any limited liability company or any partnership interest of any partnership which, directly or indirectly, is or controls Tenant under this Lease, be sold, assigned or transferred, nor shall additional stock in any such corporation, membership interest in such limited liability company or partnership interest in such partnership be issued if the issuance of additional stock, membership interest or partnership interest will result in a change of the controlling ownership of such corporation, limited liability company or partnership as held by the shareholders, members or partners thereof on the date hereof (or on the date that Landlord approved the transfer to the holder of Tenant’s leasehold interest in this Lease). For purposes of stock or interests this Article 9, the terms “control” or “controlling” shall mean possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of any Person, whether through the ownership of voting securities, or partnership interest, by contract or otherwise. The transfer of stock of Tenant or any corporation controlling Tenant for the purposes of this Section 9.1 shall not include the sale of shares effected through the “over-the-counter market” or through any recognized stock exchange.

(a) Tenant may, without Landlord’s consent, but upon not less than twenty (20) days’ prior notice to Landlord, sublet all or part of the Property or assign this Lease to any Affiliate of Tenant, provided that (i) no Event of Default shall have occurred and be continuing under this Lease, (ii) such notice to Landlord shall contain a copy of the executed Sublease (hereinafter defined) or assignment, (iii) evidence that the proposed Subtenant (hereinafter defined) or assignee is an Affiliate of Tenant, and (iv) the following conditions shall apply: (a) term of any Sublease shall not extend beyond the Term or of any Extension Term; (b) the Property may be used and occupied only for the purposes set forth in Article A, Section 4; (c) the proposed Subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of the Commonwealth of Massachusetts; and (d) the provisions of this Section 9.1(a) shall apply only for so long as such subtenant or assignee shall remain an Affiliate of Tenant. In no event shall any Sublease or assignment to an Affiliate relieve, release, impair or discharge any of the named Tenant’s obligations under this Lease.

(b) Landlord’s consent shall not be required for an assignment resulting from a merger, consolidation or transfer of assets or stock as described in this Section 9.1, so long as each of the following conditions have been satisfied: (i) no Event of Default shall have occurred and be continuing under this Lease, (ii) such merger, consolidation or transfer of assets shall have been made for a legitimate independent business purpose and not for the principal purpose of transferring this Lease, (iii) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of assets of Tenant’s business or, if continuing or surviving corporation shall own all or substantially all of the assets of Tenant, (iv) the proposed transferee executes an agreement reasonably acceptable to Landlord and Tenant whereby such proposed transferee assumes all of the rights and obligations of Tenant hereunder, and (v) if Tenant retains its formal organization and existence following any such merger, consolidation or transfer of assets, in no event shall any assignment relieve, release, impair or discharge any of the named Tenant’s obligations under this Lease. Further, Guarantor shall also not be relieved, released or otherwise discharged of any of its obligations under the Guaranty. Notwithstanding the foregoing, if (1) the Guarantor merges or consolidates with or into another entity, then such surviving entity shall assume the obligations of Guarantor under the Guaranty and shall promptly execute a reaffirmation of the Guaranty, and (2) the Guarantor dissolves or ceases to exist for any reason other than those set forth in subsection (1), then Tenant shall be obligated to provide a replacement guarantor reasonably acceptable to Landlord by the date of such dissolution.

Section 9.2. Subject to the provisions of Sections 9.1(a) and (b), without the prior written consent of Landlord and any Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not sublet or permit the occupancy of the Property or any part thereof at any time during the Term to any subtenants, licensees or other occupants (the “Subtenants”).

Section 9.3. Except for an assignment or subletting under Sections 9.1(a) and (b), if Tenant shall, at any time or from time to time, during the Term desire to Transfer this Lease or sublet all or part of the Property, Tenant shall give notice (a “Tenant’s Notice”) thereof to Landlord, which Tenant’s Notice shall set forth: (a) with respect to a Transfer of this Lease, the date Tenant desires the Transfer to be effective and any consideration Tenant would receive for such Transfer, (b) with respect to a sublet of all or a part of the Property (i) the dates upon which Tenant desires the sublease term to commence and expire, (ii) the rental rate and other material business terms upon which Tenant would sublet such premises, and (iii) a description of the Property showing the portion to be sublet, the effective or commencement date of which shall be not less than thirty (30) nor more than one hundred and eighty (180) days after the giving of such notice, (c) a statement setting forth in reasonable detail the identity of the proposed assignee or Subtenant, the nature of its business and its proposed use of the Property, (d) current financial information with respect to the proposed assignee or Subtenant, including its most recent financial report, (e) a true and complete copy of the proposed assignment or sublease (the “Sublease”) and any other agreements relating thereto, and (f) an agreement by Tenant to indemnify Landlord against liability resulting from any claims that may be made against Landlord by the proposed assignee or Subtenant or by any brokers or other Persons claiming a commission or similar compensation in connection with the proposed Transfer or Sublease.

Section 9.4. Except to the extent provided in Section 9.1, any consent by Landlord under this Article 9 shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from the requirement of obtaining the prior written consent of Landlord to any further Transfer or subletting of this Lease. No Transfer or subletting of all or a portion of this Lease shall release or relieve the transferor from any obligations of Tenant hereunder, and the transferor shall remain primarily liable for the performance of all obligations of Tenant hereunder. The fact that a violation or breach of any of the terms, provisions or conditions of this Lease results from or is caused by an act or omission by any of the Subtenants shall not relieve Tenant of Tenant’s obligation to cure the same. Tenant shall take all necessary steps to prevent any such violation or breach.

Section 9.5. If this Lease is Transferred, or if the Property or any part thereof is subleased or occupied by anybody other than Tenant, Landlord may, after an Event of Default, collect Rent from the assignee or Subtenants, and apply the net amount collected to the Rent herein reserved, but no such Transfer, sublease, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee or Subtenant as tenant, or a release of Tenant or any parties succeeding to Tenant’s interest hereunder from the further performance by Tenant of the terms, covenants, and conditions on the part of Tenant to be observed or performed hereunder. After any Transfer or subletting, Tenant’s, and each such successor’s, liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance.

Section 9.6. To secure the prompt and full payment by Tenant of the Rent and the faithful performance by Tenant of all the other terms and conditions herein contained on its part to be kept and performed, Tenant hereby assigns, transfers and sets over unto Landlord, subject to the conditions hereinafter set forth, all of Tenant’s right, title and interest in and to all Subleases and hereby confers upon Landlord, its agents and representatives, a right of entry in, and sufficient possession of, the Property to permit and insure the collection by Landlord of the rentals and other sums payable under the Subleases, and further agrees that the exercise of said right of entry and qualified possession by Landlord shall not constitute an eviction of Tenant from the Property or any portion thereof and that should said right of entry and possession be denied Landlord, its agent or representative, Landlord, in the exercise of said right, may use all requisite force to gain and enjoy the same without responsibility or liability to Tenant, its servants, employees, guests or invitees, or any Person whomsoever; provided, however that such assignment shall become operative and effective only if (a) an Event of Default shall occur and be continuing, or (b) this Lease and the Term shall be cancelled or terminated pursuant to the terms, covenants and conditions hereof, or (c) there occurs repossession under a dispossess warrant or other re-entry or repossession by Landlord under the provisions hereof, or (d) a receiver for the Property is appointed, and then only as to such of the Subleases that Landlord may elect to take over and assume. At any time and from time to time upon Landlord’s demand, Tenant promptly shall deliver to Landlord a schedule of all Subleases, setting forth the names of all Subtenants, with a photostatic copy of each of the Subleases. Upon reasonable request of Landlord, Tenant shall permit Landlord and its agents and representatives to inspect all Subleases affecting the Property. Tenant, covenants that each Sublease shall provide that the Subtenant thereunder shall be required from time to time, upon request of Landlord or Tenant, to execute, acknowledge and deliver, to and for the benefit of Landlord, an estoppel certificate confirming with respect to such Sublease the information set forth in Section 14.1 hereof.

Section 9.7. Tenant covenants and agrees that all Subleases hereafter entered into affecting the Property shall provide that (a) they are subject and subordinate to this Lease, (b) the Subtenants will not do, authorize or execute any act, deed or thing whatsoever or fail to take any such action which will or may cause Tenant to be in violation of any of its obligations under this Lease, (c) the Subtenants will not pay rent or other sums under the Subleases with Tenant for more than one (1) month in advance, (d) the Subtenants shall give to Landlord at the address and otherwise in the manner specified in Section 20.8 hereof, a copy of any notice of default by Tenant as the landlord under the Subleases at the same time as, and whenever, any such notice of default shall be given by the Subtenants to Tenant, (e) Subtenants shall have no further right to assign or sublet, and (f) in the event of the termination or expiration of this Lease prior to the Expiration Date hereof, any such Subtenant, at Landlord’s election, shall be obligated to attorn to and recognize Landlord as the landlord under such Sublease, in which event such Sublease shall continue in full force and effect as a direct lease between Landlord and the Subtenant upon all the terms and conditions of such Sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such Sublease, (ii) be subject to any counterclaim, offset or defense, not expressly provided in such Sublease, which theretofore accrued to such Subtenant against Tenant, (iii) be bound by any previous modification of such Sublease or by any previous prepayment of more than one month’s Fixed Rent or of any Additional Rent, or (iv) be obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the Subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each Subtenant shall be deemed, automatically upon and as a condition of its occupying or using the Property or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Article 9. The provisions of this Article 9 shall be self-operative and no further instrument shall be required to give effect to this provision. Any attornment required by Landlord of such Subtenant shall be effective and self-operative as of the date of any such termination or expiration of this Lease without the execution of any further instrument; provided, however, that such Subtenant shall agree, upon the request of Landlord, to execute and deliver any such instruments in recordable form and otherwise in form and substance satisfactory to Landlord to evidence such attornment. The provisions of this Section 9.7 shall survive the expiration or earlier termination of the Term.

Section 9.8. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of Title 11 of the United States Code or any statute of similar purpose or nature (the “Bankruptcy Code”) to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt of such offer by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall file any application or motion with a court of competent jurisdiction for authority and approval to enter into such assumption and assignment. Such notice shall set forth (a) the name and address of the assignee, (b) all of the terms and conditions of such offer, and (c) the proposal for providing adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in Section 365 of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease from and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption.

Section 9.9. The term “adequate assurance of future performance” as used in this Lease shall mean (in addition to the assurances called for in Bankruptcy Code Section 365(l)) that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease an amount equal to the greater of (i) three (3) times the then monthly Fixed Rent and Additional Rent or (ii) such other amount deemed by the Bankruptcy Court to be reasonably necessary for the adequate protection of Landlord under the circumstances, as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, (b) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth at least equal to the amount of the deposit referenced in (a) above, (c) if determined by the Bankruptcy Court to be appropriate under the circumstances, grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee’s future performance under this Lease, and (d) provide such other information or take such action as Landlord, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

Section 9.10. Tenant shall have the power to mortgage, pledge or otherwise encumber its interest under this Lease subject to the conditions contained in this Section 9.10 if it obtains Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that notwithstanding anything contained herein to the contrary, Tenant shall have the power to mortgage, pledge or otherwise encumber its interest in the Trade Fixtures without Landlord’s consent. With respect to Tenant permitting a mortgage to be granted on its leasehold estate under this Lease, or on any subleases (any such mortgage being herein referred to as a “Leasehold Mortgage”), the holder of any Leasehold Mortgage shall notify Landlord and Mortgagee of the execution of such Leasehold Mortgage and the name and place for service of notice upon such holder (the “Leasehold Mortgagee”).

Section 9.11. Tenant shall not enter into, nor shall it permit any person having an interest in the possession, use, occupancy or utilization of any part of the Property to enter into, any sublease, license, concession, assignment or other agreement for use, occupancy or utilization of the Property (i) which provides for rental or other compensation based on the income or profits derived by any person or on any other formula such that any portion of such sublease rental, or other consideration for a license, concession, assignment or other occupancy agreement, would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code or any similar or successor provision thereto, or (ii) under which fifteen percent (15%) or more of the total rent or other compensation received by Tenant is attributable to personal property and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of such part of the Property.

Section 9.12. The provisions of Sections 9.5 through and including 9.9 hereof shall survive the expiration or earlier termination of this Lease.

ARTICLE 10

SUBORDINATION

Section 10.1. This Lease shall be subject and subordinate to all Mortgages hereinafter in effect and to all renewals, modifications, consolidations, replacements and extensions of any such Mortgages; provided, however, Tenant shall execute and deliver to Landlord not later than ten (10) days after receipt an agreement in substantially the form as annexed hereto as Exhibit “D” (the “Non-Disturbance Agreement”), which form shall be subject to the reasonable comments of any Mortgagee (which comments must be approved by Landlord and Tenant in their reasonable discretion), to the effect that, if there shall be a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, unless necessary under applicable law for Mortgagee to foreclose, or if there shall be a foreclosure of such Mortgage, such Mortgagee shall not evict Tenant, disturb Tenant’s leasehold estate or rights hereunder, in all events provided that no Event of Default then exists, and Tenant shall attorn to Mortgagee or any successor-in-interest to Landlord or the Mortgagee. Tenant shall, together with Mortgagee, execute and deliver promptly any certificate or further agreement that Landlord may request in confirmation of such subordination. Any Non-Disturbance Agreement may be made on the condition that neither Mortgagee nor anyone claiming by, through or under such Mortgagee shall be:

(a) liable for any act or omission of any prior Landlord; or

(b) subject to any defense or offsets which Tenant may have against any prior Landlord; or

(c) bound by any payment of Rent which Tenant might have paid for more than the current month to any prior Landlord; or

(d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Landlord succeeded to any prior Landlord’s interest; or

(e) bound by any obligation to perform any work or to make improvements to the Property; or

(f) accountable for any monies or security deposited with or received by any prior Landlord, except to the extent such monies are actually received by such Mortgagee.

If required by any Mortgagee, Tenant promptly shall join in any Non-Disturbance Agreement to indicate its concurrence with the provisions thereof and its agreement, in the event of a foreclosure of any Mortgage or the cancellation, expiration or termination of any superior lease to attorn to such Mortgagee, as Tenant’s landlord hereunder. Tenant shall promptly so accept, execute and deliver any commercially reasonable Non-Disturbance Agreement proposed by any Mortgagee which conforms with the provisions of this Section 10.1.

Section 10.2. Tenant shall give to any Mortgagee copies of all notices given by Tenant of default by Landlord under this Lease at the same time and in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord. Such Mortgagee shall have the right to remedy any default under this Lease by Landlord, or to cause any default of Landlord under this Lease to be remedied, and for such purpose Tenant hereby grants such Mortgagee such period of time as may be reasonable to enable such Mortgagee to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default which is a default. Tenant shall accept performance by such Mortgagee of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No default under the Lease shall exist or shall be deemed to exist (i) as long as such Mortgagee, in good faith, shall have commenced to cure such default and shall be prosecuting the same to completion with reasonable diligence, subject to Force Majeure, or (ii) if possession of the Property is required in order to cure such default, or if such default is not susceptible of being cured by such Mortgagee, as long as such Mortgagee, in good faith, shall have notified Tenant that such Mortgagee intends to institute proceedings under the Mortgage and, thereafter, as long as such proceedings shall have been instituted and shall prosecute the same with reasonable diligence and, after having obtained possession, prosecutes the cure to completion with reasonable diligence. The Lease shall not be assigned (subject to the provisions of Article 9) by Tenant or modified, amended or terminated without such Mortgagee’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Neither such Mortgagee nor its designee or nominee shall become liable under the Lease unless and until such Mortgagee or its designee or nominee becomes, and then only for so long as such Mortgagee or its designee or nominee remains, the fee owner of the Property. Such Mortgagee shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of such Mortgage.

ARTICLE 11

OBLIGATIONS OF TENANT

Section 11.1. Subject to Tenant’s right to contest the same under Section 11.2, Tenant shall promptly comply in all material respects, at Tenant’s sole cost and expense, with all laws, ordinances, orders, rules, regulations, and requirements of all federal, state, municipal or other governmental or quasi-governmental authorities or bodies then having jurisdiction over the Property (or any part thereof) and/or the use and occupation thereof by Tenant, whether any of the same relate to or require (a) structural changes to or in and about the Property, or (b) changes or requirements incident to or as the result of any use or occupation thereof or otherwise (collectively, the “Requirements”), and subject to Article 7, Tenant shall so perform and comply, whether or not such laws, ordinances, orders, rules, regulations or requirements shall now exist or shall hereafter be enacted or promulgated and whether or not the same may be said to be within the present contemplation of the parties hereto.

Section 11.2. Tenant agrees to use reasonable efforts to give Landlord notice of any law, ordinance, rule, regulation or requirement which to Tenant’s knowledge is enacted, passed, promulgated, made, issued or adopted by any of the governmental departments or agencies or authorities hereinbefore mentioned (including, without limitation, any and all notices received by Tenant relating to forthcoming or pending zoning, land use or other local governmental proceedings) affecting in a material adverse manner (a) the Property, (b) Tenant’s use thereof or (c) the condition of Tenant, a copy of which is served upon or received by Tenant, or a copy of which is posted on, or fastened or attached to the Property by mailing within ten (10) Business Days after such service, receipt, posting, fastening or attaching or after the same otherwise comes to the attention of Tenant, a copy of each and every one thereof to Landlord. At the same time, Tenant will inform Landlord as to the Work which Tenant proposes to do or take in order to comply therewith. Notwithstanding the foregoing, however, if such Work would require any Alterations which would, in Landlord’s opinion, reduce the value of the Property or change the general character, design or use of the Building or other improvements thereon, and if Tenant does not desire to contest the same, Tenant shall, if Landlord so requests, defer compliance therewith in order that Landlord may, if Landlord wishes, contest or seek modification of or other relief, at Landlord’s sole cost and expense, with respect to such Requirements, so long as Tenant is not put in violation of any law, ordinance, rule, regulation or requirement enacted, passed, promulgated, made, issued or adopted by any such governmental departments or agencies or authorities or incur any cost as a result of such action by Landlord, but nothing herein shall relieve Tenant of the duty and obligation, at Tenant’s sole cost and expense, to comply in all material respects with such Requirements, or such Requirements as modified, whenever Landlord shall so direct. Upon notice to Landlord, Tenant shall have the right to contest the obligation to comply with the Requirements so long as the Property or Landlord is not placed in violation of any law as a result of such contest.

Section 11.3. Tenant shall defend, indemnify and save harmless Landlord and any partners or members of Landlord and its managing agent (collectively, “Indemnified Parties”) from (a) any and all liabilities, losses, claims, causes of actions, suits, damages and expenses (collectively, “Claims”) arising from (i) any Work or thing whatsoever done, or any condition created in or about the Property during the Term, (ii) any use, non-use, possession, occupation, Alteration, repair, condition, operation, management or maintenance of the Property or any part thereof, (iii) any act or omission of Tenant or any of its Subtenants or its or their employees, agents, contractors or subcontractors occurring on or about the Property, (iv) any accident, injury (including death) or damage to any Person or property occurring in, on or about the Property or any part thereof, (v) any contest of Impositions, Requirements or other matters permitted by this Lease and (vi) any Event of Default; and (b) all costs, expenses and liabilities incurred, including, without limitation, reasonable attorney’s fees and disbursements through and including appellate proceedings, in or in connection with any of such Claims. If any action or proceeding shall be brought against any of the Indemnified Parties by reason of any such Claims, Tenant, upon notice from any of the Indemnified Parties, shall resist and defend such action or proceeding, at its sole cost and expense by counsel chosen by Tenant who shall be reasonably satisfactory to such Indemnified Party. Tenant or its counsel shall keep each Indemnified Party reasonably apprised at all times of the status of such defense. Counsel for Tenant’s insurer shall be deemed satisfactory to such Indemnified Party. Notwithstanding the foregoing, an Indemnified Party may retain its own attorneys to defend or assist in defending any claim, action or proceeding if Tenant’s counsel determines that such counsel cannot adequately defend such Indemnified Party due to a conflict of interest with Tenant, so long as Tenant’s insurer approves such counsel, and the Tenant shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Lease. In no event, however, shall Tenant be liable under this Lease for consequential, indirect, punitive or speculative damages, except as is provided in Section 16.2.

Section 11.4. If at any time prior to or during the Term (or within the statutory period thereafter if attributable to Tenant), any mechanic’s or other lien or order for payment of money, which shall have been either created by, caused (directly or indirectly) by, or suffered against Tenant, shall be filed against the Property or any part thereof, Tenant, at its sole cost and expense, shall either (i) have the right to contest the same so long as Tenant shall provide Landlord with adequate security (which may include the posting of a bond) or (ii) cause the same to be discharged by payment, bonding or otherwise, within twenty (20) days after receiving notice of the filing thereof. Tenant shall, upon notice and request in writing by Landlord, defend for Landlord, at Tenant’s sole cost and expense, any action or proceeding which may be brought on or for the enforcement of any such lien or order for payment of money, and will pay any damages and satisfy and discharge any judgment entered in such action or proceeding and save harmless Landlord from any liability, claim or damage resulting therefrom. In default of Tenant’s procuring the discharge of any such lien as aforesaid Landlord may, without notice, and without prejudice to its other remedies hereunder, procure the discharge thereof by bonding or payment or otherwise, and all cost and expense which Landlord shall incur shall be paid by Tenant to Landlord as Additional Rent forthwith.

Section 11.5. LANDLORD SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE TO PAY FOR ANY WORK, LABOR OR SERVICES RENDERED OR MATERIALS FURNISHED TO OR FOR THE ACCOUNT OF TENANT UPON OR IN CONNECTION WITH THE PROPERTY, AND NO MECHANIC’S OR OTHER LIEN FOR SUCH WORK, LABOR OR SERVICES OR MATERIAL FURNISHED SHALL, UNDER ANY CIRCUMSTANCES, ATTACH TO

OR AFFECT THE REVERSIONARY INTEREST OF LANDLORD IN AND TO THE PROPERTY OR ANY ALTERATIONS, REPAIRS, OR IMPROVEMENTS TO BE ERECTED OR MADE THEREON. NOTHING CONTAINED IN THIS LEASE SHALL BE DEEMED OR CONSTRUED IN ANY WAY AS CONSTITUTING THE REQUEST OR CONSENT OF LANDLORD, EITHER EXPRESS OR IMPLIED, TO ANY CONTRACTOR, SUBCONTRACTOR, LABORER OR MATERIALMEN FOR THE PERFORMANCE OF ANY LABOR OR THE FURNISHING OF ANY MATERIALS FOR ANY SPECIFIC IMPROVEMENT, ALTERATION TO OR REPAIR OF THE PROPERTY OR ANY PART THEREOF, NOR AS GIVING TENANT ANY RIGHT, POWER OR AUTHORITY TO CONTRACT FOR OR PERMIT THE RENDERING OF ANY SERVICES OR THE FURNISHING OF ANY MATERIALS ON BEHALF OF LANDLORD THAT WOULD GIVE RISE TO THE FILING OF ANY LIEN AGAINST THE PROPERTY.

Section 11.6. Neither Landlord nor its agents shall be liable for any loss of or damage to the property of Tenant or others by reason of casualty, theft or otherwise, or for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees.

Section 11.7. Landlord shall not be required to furnish to Tenant any facilities or services of any kind whatsoever, including, but not limited to, water, steam, heat, gas, oil, hot water, and/or electricity. Upon Tenant’s written request, however, Landlord agrees to cooperate with Tenant (at no cost to Landlord) with respect to such services.

ARTICLE 12

EVENT OF DEFAULT BY TENANT; REMEDIES

Section 12.1. Each of the following shall be deemed an event of default (an “Event of Default”) and a breach of this Lease by Tenant:

(a) If the Fixed Rent shall not be paid by Tenant when due and payable, which non-payment shall continue for a period of seven (7) Business Days after notice of such non-payment has been received by Tenant.

(b) If Tenant shall fail to pay any Additional Rent required to be paid by Tenant when the same becomes due and payable, which non-payment shall continue for a period of fifteen (15) days after notice of such non-payment has been received by Tenant.

(c) Tenant fails or refuses to execute any subordination agreement required pursuant to Article 10 or estoppel certificate required pursuant to Article 14 within the time periods provided thereunder and such failure continues for an additional ten (10) days after notice of such failure has been received by Tenant.

(d) If Tenant shall default in the performance or observance of any of the other agreements, conditions, covenants or terms herein contained, then if such default shall continue for thirty (30) days after written notice by Landlord to Tenant (or if such default is of such a nature that it cannot be completely remedied within said thirty (30) day period, then if Tenant does not agree in writing within such thirty (30) day period to cure the same, commence and thereafter diligently prosecute the cure and complete the cure within a reasonable period of time under the circumstances after such original written notice of default by Landlord to Tenant).

(e) If Tenant abandons the Property.

(f) If Tenant shall Transfer all or any of its interest in this Lease without compliance with the provisions of this Lease applicable thereto.

(g) If (i) Tenant or Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Tenant or Guarantor, or seeking to adjudicate Tenant or Guarantor a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to Tenant or Guarantor or Tenant’s or Guarantor’s debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or Guarantor or for all or any substantial part of Tenant’s or Guarantor’s property; or (ii) Tenant or Guarantor shall make a general assignment for the benefit of Tenant’s or Guarantor’s creditors, as the case may be; or (iii) there shall be commenced against Tenant or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Tenant’s or Guarantor’s property, which case, proceeding or other action (A) results in the entry of an order for relief or (B) remains un-dismissed, un-discharged or un-bonded for a period of sixty (60) days; or (iv) Tenant or Guarantor shall take any action consenting to or approving of any of the acts set forth in clause (i) or (ii) above.

(h) If Tenant or Guarantor is a corporation and shall cease to exist as a corporation in good standing in the state of its incorporation for a period of thirty (30) days after receiving notice thereof, or if Tenant or Guarantor is a partnership or other entity and Tenant shall be dissolved or otherwise liquidated.

Section 12.2. (a) If an Event of Default (i) described in Sections 12.1(d) or (g) hereof shall occur and Landlord, at any time thereafter, at its option, gives written notice to Tenant stating that this Lease shall terminate on the date specified in such notice, which date shall be not less than ten (10) days after the giving of such notice, or (ii) described in Sections 12.1 (a), (b), (c), (e), (f) or (h) hereof shall occur, then, at Landlord’s election, all rights of Tenant under this Lease shall terminate and Tenant immediately shall quit and surrender the Property, which termination shall not relieve Tenant from any liability then or thereafter accruing hereunder.

(b) If this Lease shall be terminated as provided in Section 12.2 hereof, Landlord, without notice, and with court proceedings, (i) may re-enter and repossess the Property using legal process for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor or (ii) may dispossess Tenant by summary proceedings or otherwise, which re-entry and repossession by Landlord shall not relieve Tenant from any liability then or thereafter accruing hereunder.

(c) Upon the termination of this Lease following an Event of Default and surrender of possession of the Property as required by this Lease, Landlord shall use reasonable efforts to mitigate its damages under this Lease, to the extent required by applicable law.

Section 12.3. If this Lease shall be terminated as provided in Section 12.2 hereof and/or Tenant shall be dispossessed by summary proceedings or otherwise as provided in Section 12.2(b) hereof:

(a) Tenant shall pay to Landlord all Rent payable under this Lease by Tenant to Landlord to the date upon which this Lease shall have been terminated or to the date of re-entry upon the Property by Landlord, as the case may be;

(b) Landlord may repair and alter the Property in such manner as Landlord may deem reasonably necessary or advisable without relieving Tenant of any liability under this Lease or otherwise affecting any such liability, and/or let or relet the Property or any parts thereof for the whole or any part of the remainder of the Term or for a longer period, in Landlord’s name, and out of any rent and other sums collected or received as a result of such reletting Landlord shall: (i) first, pay to itself the reasonable cost and expense of terminating this Lease, re-entering, retaking, repossessing, repairing and/or altering the Property, or any part thereof, and the reasonable cost and expense of removing all persons and property therefrom, including in such costs, brokerage commissions, advertising costs, reasonable legal expenses and reasonable attorneys’ fees and disbursements, (ii) second, pay to itself the reasonable cost and expense sustained in securing any new tenants and other occupants, including in such costs, brokerage commissions, advertising costs, reasonable legal expenses and reasonable attorneys’ fees and disbursements and other expenses of, preparing the Property for reletting, and, if Landlord shall maintain and operate the Property, the reasonable cost and expense of operating and maintaining the Property, and (iii) third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. Landlord in no way shall be responsible or liable for any failure to relet the Property or any part thereof, or for any failure to collect any rent due on any such reletting, and no such failure to relet or to collect rent shall operate to relieve Tenant of any liability under this Lease or to otherwise affect any such liability;

(c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency (“Deficiency”), between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 12.3(b) hereof for any part of such period, first deducting from the rents collected under any such reletting all of the payments to Landlord described in Section 12.3(b) hereof; any such Deficiency shall be paid in installments by Tenant on the days specified in this Lease for payment of installments of Rent and Landlord shall be entitled to recover from Tenant each Deficiency installment as the same shall arise, and no suit to collect the amount of the Deficiency for any installment period shall prejudice Landlord’s right to collect the Deficiency for any subsequent installment period by a similar proceeding; and

(d) whether or not Landlord shall have collected any Deficiency installments as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies, as and for liquidated and agreed final damages (it being agreed that it would be impracticable or extremely difficult to fix the actual damage), a sum equal to the amount of the present value of the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term less the present value of the fair rental value of the Property for such unexpired portion of the Term less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 12.3(c) hereof for the same period. The aforesaid present value shall be determined by discounting such future income streams by a rate of one percent (1%) per annum plus the interest rate paid under a United States Treasury Bill of comparable duration.

Section 12.4. No termination of this Lease pursuant to Section 12.2 hereof, and no taking possession of and/or reletting the Property, or any part thereof, pursuant to Sections 12.2(b) and 12.3(b) hereof, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting, excluding, however, any damages or liabilities caused by any new tenant at the Property or in the negligent preparation of the Property for such new tenant, and taking into account any amounts paid by Tenant under Sections 12.3 and/or recovered by Landlord in connection with a reletting.

Section 12.5. To the extent not prohibited by law, Tenant hereby knowingly and voluntarily waives and releases all rights (legal and equitable) now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article 12. Tenant shall execute, acknowledge and deliver any instruments which Landlord may reasonably request, whether before or after the occurrence of an Event of Default, evidencing such waiver or release.

Section 12.6. The Rent payable by Tenant hereunder and each and every installment thereof, and all costs, actual and customary reasonable attorneys’ fees and disbursements and other expenses which may be incurred by Landlord in enforcing the provisions of this Lease on account of any delinquency of Tenant in carrying out the provisions of this Lease shall be and they hereby are declared to constitute a valid lien upon the interest of Tenant in this Lease and in the Property.

Section 12.7. Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rent payable hereunder or any Deficiencies or other sums payable by Tenant to Landlord pursuant to this Article 12, may be brought by Landlord from time to time at Landlord’s election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the Term would have expired by limitation had there been no Event of Default by Tenant and termination.

Section 12.8. Nothing contained in this Article 12 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the amount of the damages referred to in any of the preceding Sections of this Article 12.

Section 12.9. No receipt of moneys by Landlord from Tenant after termination of this Lease, or after the giving of any notice of the termination of this Lease, shall reinstate, continue or extend the Term or affect any of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Property by proper remedy, it being agreed that after the service of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Property, Landlord may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such notice, proceedings, order, suit or judgment, all such monies collected being deemed payments on account of Tenant’s liability hereunder.

Section 12.10. Except as prohibited by applicable law, Tenant hereby expressly knowingly and voluntarily waives any and all right of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease, and Landlord and Tenant waive and shall waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Property, or any claim of injury or damage.

Section 12.11. No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon an Event of Default, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute waiver of any such breach or of such covenant, agreement, term or condition. No failure by Tenant to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof by Landlord shall constitute waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach hereof.

Section 12.12. Following a default under the terms of this Lease, Landlord shall be entitled to a decree compelling performance of any of the provisions hereof, and shall have the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise for breach as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

Section 12.13. Tenant shall pay to Landlord all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of Tenant. Tenant also shall pay to Landlord all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Landlord in enforcing any of the covenants and provisions of this Lease and incurred in any action brought by Landlord against Tenant on account of the provisions hereof, and all such reasonable costs, expenses and reasonable attorneys’ fees and disbursements may be included in and form a part of any judgment entered in any proceeding brought by Landlord against Tenant on or under this Lease. All of the sums paid or obligations incurred by Landlord as aforesaid shall be paid by Tenant to Landlord on demand.

Section 12.14. If Tenant shall be in breach of any obligation under this Lease, Landlord may (a) perform the same for the account of Tenant and/or (b) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attorney’s fees and disbursements in instituting, prosecuting or defending any action or proceeding, with interest thereon at the Default Rate and such amounts shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord immediately upon demand therefor. Default Rate shall have the meaning ascribed to it in Article B of this Lease; provided, however, that for purposes of this Article 12, such Default Rate shall never exceed the maximum non-usurious rate permitted by applicable law, and Landlord shall not exercise such right absent an Event of Default, except that Landlord may do so absent such Event of Default where Landlord is prohibited by law from giving notice to Tenant or where the breach shall raise the risk of imminent bodily harm or imminent, material damage to property.

Section 12.15. If Tenant shall fail to pay any installment of Fixed Rent within three (3) days or Additional Rent within seven (7) days after the date when such payment is due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent or such Additional Rent, as the case may be, interest on the amount unpaid at the Default Rate, computed from the date such payment was due to and including the date of payment.

Section 12.16. Unless otherwise provided herein to the contrary, in the case of a continuing Event of Default, Landlord shall be entitled to enjoin the breach that is the subject of such continuing Event of Default and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, re-entry, summary proceedings and other remedies were not provided for in this Lease.

Section 12.17. Each right or remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 13

NO WAIVER

Section 13.1. No receipt of moneys by Landlord from Tenant after the termination or cancellation of this Lease shall reinstate, continue or extend the Term, or affect any notice heretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Fixed Rent or Additional Rent then due, or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Property by proper suit, action, proceeding or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, or the commencement of suit, action or summary proceedings, or any other remedy, or after a final order or judgment for the possession of the Property, Landlord may demand, receive and collect any moneys due, or thereafter falling due, without, in any manner whatsoever, affecting such notice, proceeding, suit, action, order or judgment; and any and all such moneys collected shall be deemed to be payments on account of the use and occupation of the Property or, at the election of Landlord, on account of Tenant’s liability hereunder.

Section 13.2. The failure of Landlord or Tenant to enforce any agreement, condition, covenant or term, by reason of its breach by Tenant or Landlord, as the case may be, shall not be deemed to void, waive or affect the right of Landlord or Tenant to enforce the same agreement, condition, covenant or term on the occasion of a subsequent default or breach.

Section 13.3. The failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future performance of such terms, covenants and conditions. The receipt by Landlord, or payment by Tenant, of Rent with knowledge of the breach of any of such terms, covenants and conditions shall not be deemed a waiver of such breach. The acceptance of any check or payment bearing or accompanied by any endorsement, legend or statements shall not, of itself, constitute any change in or termination of this Lease. No surrender of the Property by Tenant (prior to any termination of this Lease) shall be valid unless consented to in writing by Landlord. In addition to the other remedies in this Lease provided, Landlord or Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation or any of the terms, covenants and conditions of this Lease or to a decree compelling performance of any of such terms, covenants and conditions.

ARTICLE 14

ESTOPPEL CERTIFICATES

Section 14.1. Tenant shall, at any time and from time to time upon not less than ten (10) Business Days’ prior notice by Landlord execute, acknowledge and deliver to Landlord or any other party specified by Landlord a statement in writing certifying that attached thereto is a true, current and complete copy of the Lease, that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), the dates to which the Fixed Rent and Additional Rent have been paid, and stating whether or not Landlord is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, the Commencement Date and Expiration Date for the current Term, and any other matters reasonably requested by Landlord; it being intended that any such statement delivered pursuant to this Article 14 may be relied upon by Landlord or any prospective purchaser of the Property or any Mortgage thereof or any assignee of any Mortgage upon the Property.

Section 14.2. Landlord shall, at any time and from time to time upon not less than ten (10) Business Days’ prior notice by Tenant execute, acknowledge and deliver to Tenant or any other party specified by Tenant a statement in writing certifying that attached thereto is a true, current and complete copy of the Lease, that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), the dates to which the Fixed Rent and Additional Rent have been paid, and stating, to the actual knowledge of the officer executing the estoppel on behalf of Landlord, whether or not Tenant is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, the Commencement Date and Expiration Date for the current Term, and any other matters reasonably requested by Tenant; it being intended that any such statement delivered pursuant to this Article 14 may be relied upon by Tenant or any lender, assignee, transferee of Tenant or any Subtenant.

ARTICLE 15

QUIET ENJOYMENT

Section 15.1. Tenant, upon payment of the Rents herein reserved and upon the due performance and observance of all of the covenants, conditions and agreements herein contained on Tenant’s part to be performed and observed prior to the expiration of applicable notice and cure periods, shall and may at all times during the Term peaceably and quietly have, hold and enjoy the Property without any manner of suit, trouble or hindrance of and from any person claiming by, through or under Landlord, subject, nevertheless, to the terms and provisions of this Lease. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or to abate, reduce or make a deduction from or offset against the Fixed Rent or any Additional Rent, or to fail to perform any other obligation of Tenant hereunder.

ARTICLE 16

SURRENDER

Section 16.1. Tenant shall, on the last day of the Term, or upon the sooner termination of the Term as expressly permitted hereunder, quit and surrender to Landlord the Property vacant, free of all tenancies, Subtenants, occupants, rights of occupancy and rights of possession and equipment, Trade Fixtures, furniture and other movable personal property of Tenant, and in good order and condition (as required pursuant to Section 5.2 of this Lease), reasonable wear and tear excepted, and Tenant shall remove or demolish all of the fixtures, structures and other improvements made by Tenant during the Term which Landlord shall have elected to cause Tenant to remove pursuant to and in accordance with Section 5.8 hereof. Tenant’s obligation to observe and perform this covenant shall survive the expiration or earlier termination of the Term. Notwithstanding anything contained herein to the contrary, Tenant hereby covenants that, on or prior to the expiration or earlier termination of the term of the Lease, Tenant shall take all steps required under applicable law (including, without limitation, all Environmental Laws) to decommission the Property. In addition, Tenant shall, at its sole cost and expense, on or prior to the expiration or earlier termination of the term of the Lease, (i) provide Landlord with a Decommissioning Environmental Report (as hereinafter defined) dated within thirty (30) days of the expiration or earlier termination of the term of this Lease (the “Termination Date”) certifying that, except as permitted by applicable law, the Property does not contain any hazardous, radioactive or biological materials, and (ii) obtain and provide to Landlord a termination as of the Termination Date of any licenses or permits granted by governmental authorities to Tenant with respect to the Property as Landlord shall require. A “Decommissioning Environmental Report” shall be a report of an industrial hygienist, or other qualified professional, reasonably satisfactory to Landlord for which all testing shall have been performed not later than thirty (30) days prior to the date of such report and which shall be the standard of diligence at the time for surrender of similar space used for similar purposes, together with any additional investigation and report which would customarily follow any discovery contained in such initial report.

Section 16.2. Tenant acknowledges that possession of the Property must be surrendered to Landlord at the expiration or sooner termination of the Term. Tenant shall indemnify Landlord against and save Landlord harmless from all costs, claims, loss or liability resulting from the failure or delay by Tenant in so surrendering the Property, or in failing to perform any obligation set forth in Section 16.1 above, for any period that exceeds the thirty (30) day period after the expiration or sooner termination of the Term, including, without limitation, any claims made by any succeeding tenant founded on such failure or delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Property or perform such obligation as aforesaid will be extremely substantial, will exceed the amount of the Fixed Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure. Therefore, if possession of the Property is not surrendered to Landlord upon the expiration or sooner termination of the Term, or if Tenant fails to perform any obligation set forth in Section 16.1 above which is to be performed by the expiration or earlier termination of the Term, then Tenant shall be deemed to be in holdover, and Tenant shall pay to Landlord, for each month and for each portion of any month during which Tenant holds over in the Property after the expiration or sooner termination of the Term, in addition to any sums payable pursuant to the foregoing indemnity, one and one half (1 1/2) times the aggregate of the Fixed Rent and Additional Rent which was payable under this Lease with respect to the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Property after the expiration or sooner termination of the Term. If Tenant holds over in possession after the expiration or termination of the Term, such holding over shall not be deemed to extend the Term or renew this Lease, but the tenancy thereafter shall continue as a tenancy at will upon the terms and conditions of this Lease at the Fixed Rent and Additional Rent as herein increased. Tenant hereby knowingly and voluntarily waives the benefit of any law or statute or equitable right in effect in the state where the Property is located which would contravene or limit the provisions set forth in this Section 16.2. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 17

ACCESS

Section 17.1. Landlord shall at all times during the Term have the right and privilege to enter the Property at reasonable times and upon reasonable intervals during business hours upon reasonable advance notice (which shall be at least 48 hours), provided Landlord shall not unreasonably interfere with normal operations of the Property, for the purpose of inspecting the same or for the purpose of showing the same to prospective purchasers or Mortgagees thereof and, if required by Tenant, such parties accessing the Property shall be accompanied by a representative of Tenant. Landlord shall also have the right and privilege at all times during the Term to post notices of non-responsibility for Work performed by or on behalf of Tenant and, during the last twelve (12) months of the Term, Landlord shall have the right and privilege, to install and maintain signs of availability on the Property and, following reasonable prior notice from Landlord and so long as such entry does not unduly interfere with Tenant’s normal business operations, to enter the Property at reasonable times during business hours for the purpose of exhibiting the same to prospective new tenants.

Section 17.2. Landlord shall at all times during the Term have the right to enter the Property or any part thereof, following reasonable notice from Landlord (except in the event of an emergency), provided Landlord shall not unduly interfere with Tenant’s normal business operations, for the purpose of making such repairs therein as Landlord deems reasonably necessary or advisable and which Tenant failed to make after thirty (30) days prior notice from Landlord (except in the event of an emergency, in which only such notice shall be required as is reasonable under these circumstances prior to Landlord’s initiation of any required repairs), but such right of access shall not be construed as obligating Landlord to make any repairs to or replacements to the Property or as obligating Landlord to make any inspection or examination of the Building.

ARTICLE 18

ENVIRONMENTAL MATTERS

Section 18.1. Except as set forth in the environmental reports provided by Tenant to Landlord, which reports are listed in Schedule Reports attached hereto (the “Environmental Reports”), and except for normal amounts of Hazardous Substance contained in products tested, utilized, manufactured or sold by Tenant in connection with Tenant’s operations or contained in products used to clean and operate the Property, Tenant represents and warrants to Landlord that, to the best of its knowledge, no Hazardous Substance has been used, generated, manufactured, produced, stored, released, discharged or disposed of on, under, from or about the Property and that no Hazardous Substance is located on or below the Property or is emanating from the Property. Tenant will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under, from or about the Property or transport to or from the Property any Hazardous Substance, except in accordance with Environmental Laws.

Section 18.2. Tenant shall keep and maintain the Property in compliance with and shall not use, cause, permit or suffer the Property or operations on the Property to be in material violation of any Environmental Law.

Section 18.3. Except as may be set forth in the Environmental Reports, Tenant represents and warrants to Landlord that Tenant has not received any notice of a violation of or non-compliance with any Environmental Law which remains pending, nor incurred any previous liability therefor with respect to the Property. Tenant shall give prompt written notice to Landlord of:

(i) becoming aware of any use, generation, manufacture, production, storage, release, discharge or disposal of any Hazardous Substance on, under, from or about the Property or the migration thereof to or from other property other than as permitted by Environmental Laws, except for the Hazardous Substances noted in the Environmental Reports;

(ii) the commencement, institution or threat of any proceeding, inquiry or action by or notice from any local, state or federal governmental authority with respect to the use or presence of any Hazardous Substance on the Property or the migration thereof from or to other property or the violation of Environmental Laws;

(iii) all claims made or threatened by any third party against Tenant or the Property relating to any damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance or the violation of Environmental Laws;

(iv) Tenant’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be affected by any Hazardous Substance emanating from such adjoining or nearby property or to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law, or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law; and

(v) obtaining knowledge of any incurrence of expense by any governmental authority or others in connection with the assessment, containment or removal of any Hazardous Substance located on, under, from or about the Property or any property adjoining or in the vicinity of the Property.

Section 18.4. Intentionally Omitted.

Section 18.5. Without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not take any remedial action, other than pursuant to the plan developed in accordance with Section 18.8, in response to the presence of any Hazardous Substance on, under, from or about the Property, nor enter into any settlement, consent or compromise which might, in Landlord’s reasonable judgment, impair the value of Landlord’s interest in the Property under this Lease; provided, however, that Landlord’s prior consent shall not be necessary if the presence of Hazardous Substance on, under, from or about the Property either poses an immediate threat to the health, safety or welfare of any individual, or is of such a nature that an immediate remedial response is necessary and it is not practical or possible to obtain Landlord’s consent before taking such action, or if a particular remedial action is ordered by a court or any agency of competent jurisdiction. In such event Tenant shall notify Landlord as soon as practicable of any action so taken. Landlord shall not withhold its consent, where such consent is required hereunder, if Tenant establishes to the reasonable satisfaction of Landlord that there is no reasonable alternative to such remedial action which would result in less impairment of Landlord’s interest in the Property.

Section 18.6. Tenant shall protect, indemnify, defend and hold harmless the Indemnified Parties from and against any and all claim, loss, damage, cost, expense, liability, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind (including, without limitation, reasonable attorneys’ fees and disbursements) directly or indirectly arising out of or attributable to, in whole or in part, the breach of any of the covenants, representations and warranties of this Article 18 or the presence, use, generation, manufacture, production, handling, treatment, removal, storage, release, threatened release, discharge, disposal, decontamination, clean-up or transport of Hazardous Substance on, under, from or about the Property, or any other activity carried on or undertaken on or off the Property, (a) to the extent the same was caused by Tenant’s operations during the Term of this Lease and/or (b) to the extent the same was caused by a third party during the Term and could have been prevented had Tenant used reasonable efforts to prevent the same (or, in the event that the same pre-existed the Term of this Lease, then regardless of whether or not the same was caused by Tenant’s operations or was caused by a third party and could have been prevented had Tenant used reasonable efforts to prevent the same), including the costs of any required or necessary repair, cleanup or detoxification of the Property and the preparation and implementation of any closure, remedial or other required plans including, without limitation, (i) the costs of removal or remedial action incurred by the United States Government or the Commonwealth of Massachusetts, or response costs incurred by any other person, or damages from injury to, destruction of, or loss of natural resources, including the costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law; (ii) the clean-up costs, fines, damages or penalties incurred pursuant to the provisions of applicable state law; and (iii) the cost and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any other statute, state or federal, but excluding liability for consequential, indirect, punitive or speculative damages.

The foregoing indemnity shall further apply to any residual contamination on, under, from or about the Property, or affecting any natural resources arising in connection with the presence, use, generation, manufacture, production, handling, treatment, removal, storage, release, threatened release, discharge, disposal, decontamination, clean-up or transport of any such Hazardous Substance caused by or performed by Tenant, and irrespective of whether any of such activities were or will be undertaken in accordance with Environmental Law or other applicable laws, regulations, codes and ordinances. This indemnity is intended to be operable under 42 U.S.C. Section 9607(e)(1), and any successor section thereof and shall survive expiration or earlier termination of this Lease and any Transfer of all or a portion of the Property by Tenant.

The foregoing indemnity shall in no manner be construed to limit or adversely affect Landlord’s rights under this Article 18, including, without limitation, Landlord’s rights to approve any Remedial Work (as defined below) or the contractors and consulting engineers retained in connection therewith.

Section 18.7. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial Work of any kind or nature (the “Remedial Work”) is required by any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the Building or the air, soil, groundwater, surface water or soil vapor at, on, from, about, under or within the Property (or any portion thereof), Tenant, (a) to the extent the same was caused by Tenant’s operations during the Term of this Lease and/or (b) to the extent the same was caused by a third party during the Term and could have been prevented had Tenant used reasonable efforts to prevent the same (or, in the event that the same pre-existed the Term of this Lease, then regardless of whether or not the same was caused by Tenant’s operations or was caused by a third party and could have been prevented had Tenant used reasonable efforts to prevent the same), shall within thirty (30) days after written demand for performance thereof by Landlord (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion within such period of time as may be required under any applicable law, regulation, order or agreement, all such Remedial Work at Tenant’s sole expense in accordance with the requirements of any applicable governmental authority or Environmental Law. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and under the supervision of a consulting engineer reasonably approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All reasonable costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the reasonable charges of such contractor(s) and/or the consulting engineer, and Landlord’s reasonable attorneys’ and consultants’ fees and disbursements incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to complete the Remedial Work within the time required above, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all reasonable costs and expenses thereof, or incurred in connection therewith, shall be Additional Rent.

Section 18.8. Upon the occurrence of an Event of Default relating to Tenant’s obligations under this Article 18 or upon reasonable belief that an Environmental Law has been violated by Tenant or an event giving rise to an obligation of Tenant under Section 18.7, Landlord shall have the right to engage or cause Tenant to engage, each at Tenant’s sole cost and expense, an environmental consultant reasonably acceptable to both Landlord and Tenant, to review compliance by Tenant with all applicable Environmental Laws and Requirements and standards existing at such time with respect to the practice relating to contamination or hazardous waste methods, conditions and procedures and Tenant’s development of a plan to identify, contain and remediate problems caused by such Hazardous Substances. In the event that Landlord reasonably believes that there may be a violation or threatened violation by Tenant of any Environmental Law or a violation or threatened violation by Tenant of any covenant under this Article 18, Landlord is authorized, but not obligated, by itself, its agents, employees or workmen to enter, upon at least ten (10) days prior notice, at any reasonable time upon any part of the Property for the purposes of inspecting the same for Hazardous Substances and Tenant’s compliance with this Article 18, and such inspections may include, without limitation, soil borings; provided that Landlord shall use diligent efforts not to disrupt Tenant’s business operations in connection with such activities.

Section 18.9. All reasonable costs and expenses incurred by Landlord under this Article 18 shall be immediately due and payable as Additional Rent within fifteen (15) days after demand and shall bear interest at the Default Rate from the date past due until repaid.

Section 18.10. “Environmental Laws” shall mean any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene, hazardous waste or the environmental conditions on, under, from or about the Property, including, without limitation, the laws listed in the definition of Hazardous Substances below.

Section 18.11. “Hazardous Substances” shall mean any element, asbestos, compound, chemical mixture, contaminant, pollutant, infectious substance, material, waste or other substance which is defined, determined or identified as a “hazardous substance,” “hazardous waste” or “hazardous material” under any federal, state or local statute, regulation or ordinance applicable to any real property or the Property, as well as any amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time, including, without limitation, the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. § 9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et. seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et. seq.); (iv) the Toxic Substances Control Act (15 U.S.C. § 2601 et. seq.); (v) the Clean Water Act (33 U.S.C. § 1251 et. seq.); (vi) the Clean Air Act (42 U.S.C. § 7401 et. seq.); (vii) the Safe Drinking Water Act (21 U.S.C. § 349; 42 U.S.C. § 201 and § 300f et. seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. § 3421); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. 1101 et. seq.); and (xi) Mass. Gen. Laws Ann. Chapters 21C and 21E. Hazardous Substances shall also be deemed to include any and all biohazardous wastes, substances and materials which are, or in the future become, regulated under applicable Environmental Laws for the protection of health or the environment or which are classified as hazardous or toxic substances, materials, wastes, pollutants or contaminants, including without limitation radioactive materials and waste, any medical waste including without limitation any blood-containing or blood-tainted items or materials, animal remains or waste and materials that threaten human health, ecology or the environment.

Section 18.12. All representations and warranties contained in this Article 18 shall supersede any previous disclosures, written or oral, made by Tenant or its agents to Landlord with respect to the Property, except that they shall be in addition to any representations of warranties contained in the Purchase and Sale Agreement hereinafter described. Landlord and any Mortgagee shall be entitled to rely on the representations and warranties contained herein in pursuit of its rights and remedies for a breach thereof without regard to any such previous disclosures. Nothing in this Article 18 shall impair any right of Landlord under the Purchase and Sale Agreement between Landlord, as successor by assignment from Senior Housing Properties Trust, as purchaser, and Tenant, as seller.

Section 18.13. All representations, warranties, covenants and indemnities of Tenant in this Article 18 shall continue to be binding upon Tenant, and its successors and assigns, after the expiration or earlier termination of this Lease.

ARTICLE 19

BOOK AND RECORDS

Section 19.1 Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Property, in accordance with generally accepted accounting principles (“GAAP”) consistently applied, and shall permit Landlord and Mortgagee by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Property and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Mortgagee or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

Section 19.2 If at any time during the Term, Guarantor shall not be a Reporting Company or Tenant shall not be a wholly-owned subsidiary of Guarantor, Tenant shall deliver to Landlord and to Mortgagee (i) within ninety (90) days of the close of each fiscal year, annual audited financial statements of Tenant and Guarantor (if it is not a Reporting Company) prepared by a nationally recognized firm of independent certified public accountants and (ii) within forty-five (45) days after the end of each of the three (3) remaining quarters unaudited financial statements and all other quarterly reports of Tenant (and if Guarantor shall not be a Reporting Company, of Guarantor), certified by Tenant’s and Guarantor’s (if applicable) chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other law. All financial statements shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or vice president of Tenant, dated within five (5) days of the delivery of such statement, stating that (a) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (b) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit. A “Reporting Company” shall be an entity which is a reporting company under the Securities Exchange Act of 1934 and shall be current in its filings.

Notwithstanding anything contained herein to the contrary, each party and its respective representatives agrees that they shall hold in strictest confidence all data and information obtained with respect to the other party or such other party’s business, whether obtained before or after the execution and delivery of this Agreement, including, without limitation, any information or statements obtained pursuant to this Section 19, and shall not disclose the same to others; provided, however, that it is understood and agreed that each party may disclose such data and information to the employees, consultants, agents, accountants and attorneys of such party and may also disclose it to actual or potential purchasers, lenders and underwriters and their agents provided that such persons agree in writing to treat such data and information confidentially or pursuant to any litigation or as may be required by law.

ARTICLE 20

MISCELLANEOUS PROVISIONS

Section 20.1. It is mutually agreed by and between Landlord and Tenant that the respective parties shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Property, and/or any claim of injury or damage, excluding any claim for personal injury or property damage.

Section 20.2. Tenant may place such signs on the Property as Tenant deems appropriate to indicate the nature of the business of Tenant and such parties. Tenant shall be entitled to maintain in their current locations any signage in existence at the Property as of the Commencement Date and shall also be entitled to replace any of the same. The signs shall be lawful under applicable sign codes, subdivision covenants and any other recorded instruments relating to the Property, and Tenant shall obtain all appropriate licenses and approvals in connection with such signs. To the extent that Tenant replaces or redesigns any signage currently in existence at the Property, then any new signage shall be subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed; provided, however, that if such new signage is customary and consistent with the signage at similar commercial properties in the City of Boston, then Landlord’s approval shall not be required.

Section 20.3. (a) The term “Landlord” as used herein shall mean only the owner or the Mortgagee in possession for the time being of the Property, so that in the event of any Transfer of the Property Landlord shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord thereafter arising hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, transferee or grantee of any such sale or Transfer that such purchaser, transferee or grantee has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder, subject to the foregoing. The liability of Landlord for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Property and in any rents and proceeds thereof and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Exculpated Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations. Notwithstanding anything set forth in this Lease to the contrary, Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and no partner, owner, member, shareholder, director, officer, principal, employee, trustee or agent, directly or indirectly, of Landlord (collectively, the “Exculpated Parties”) shall be personally liable for the performance of Landlord’s obligations under this Lease. Tenant shall not seek any damages or make any claim against any of the Exculpated Parties. Subject to the Guarantor’s obligations under the Guaranty, notwithstanding anything else set forth in this Lease to the contrary, Landlord shall look solely to Tenant to enforce Tenant’s obligations hereunder and no partner, owner, member, shareholder, director, officer, principal, employee or agent, directly or indirectly, of Tenant shall be personally liable for the performance of Tenant’s obligations under this Lease, and Landlord shall not seek any damages against any parties other than Tenant and Guarantor.

(b) The term “Tenant” as used herein shall mean the tenant named herein, and from and after any valid Transfer in whole of said Tenant’s interest under this Lease pursuant to the provisions of Article 9, shall mean the assignee or transferee thereof.

(c) The words “enter”, “re-enter”, “entry” and “re-entry” as used in this Lease shall not be restricted to their technical legal meaning.

(d) The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words “successor and assigns” or “successors or assigns” of Landlord or Tenant shall be deemed to include the heirs, executors, administrators, representatives and assigns of any individual Landlord or Tenant.

Section 20.4. The headings herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease.

Section 20.5. This Lease shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts. Under no circumstances whatsoever shall this Lease be construed as creating either a partnership, an agency or an employment relationship between the parties hereto.

Section 20.6. This Lease contains the entire agreement between the parties and may not be extended, renewed, terminated or otherwise modified in any manner except by an instrument in writing executed by the party against whom enforcement of any such modification is sought. All prior understandings and agreements between the parties and all prior working drafts of this Lease are merged in this Lease, which alone expresses the agreement of the parties. The parties agree that no inferences shall be drawn from matters deleted from any working drafts of this Lease.

Section 20.7. The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and, except as is otherwise provided herein, their assigns.

Section 20.8. Notice whenever provided for herein shall be in writing and shall be given either by personal delivery, overnight express mail or by certified or registered mail, return receipt requested, to Landlord at the address hereinabove set forth; and to Tenant at the address hereinabove set forth, or to such other Persons or at such other addresses as may be designated from time to time by written notice from either party to the other. Notices shall be deemed given (i) when delivered personally if delivered on a Business Day (or if the same is not a Business Day, then the next Business Day after delivery), (ii) three (3) Business Days after being sent by United States mail, registered or certified mail, postage prepaid, return receipt requested or (iii) if delivery is made by Federal Express or a similar, nationally recognized overnight courier service for 10:00 a.m. delivery, then on the date of delivery (or if the same is not a Business Day, then the next Business Day after delivery), if properly sent and addressed in accordance with the terms of this Section 20.8. The payment of all amounts under this Lease that become due on a date that is other than a Business Day shall be deferred until the first Business Day thereafter.

Section 20.9. If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

Section 20.10. Tenant represents and warrants to the Landlord that Tenant has not dealt with any real estate broker in connection with this Lease, and Tenant shall indemnify Landlord and save Landlord harmless from any and all claims for brokerage commissions by any other person, firm, corporation or other entity with whom Tenant has dealt with respect to this Lease transaction including Frank Petz/JonesLangLaSalle. Landlord represents and warrants to the Tenant that Landlord has not dealt with any real estate broker in connection with this Lease, and Landlord shall indemnify Tenant and save Tenant harmless from any and all claims for brokerage commissions by any other person, firm, corporation or other entity with whom Landlord has dealt with respect to this Lease transaction other than Frank Petz/JonesLangLaSalle. The provisions of this Section 20.10 shall survive the expiration or earlier termination of this Lease.

Section 20.11. The parties took equal part in drafting this Lease and no rule of construction that would cause any of the terms hereof to be construed against the drafter shall be applicable to the interpretation of this Lease.

Section 20.12. Intentionally Omitted.

Section 20.13. Time is strictly of the essence with respect to each and every term and provision of this Lease.

Section 20.14. Tenant represents and warrants to Landlord as follows: (a) Tenant is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is duly qualified to do business in the state where the Property is located, (b) the individual executing this Lease and the other documents executed herewith on behalf of Tenant are duly appointed and authorized by Tenant to execute such documents, (c) this Lease and the other documents which will be delivered and executed by Tenant will, when delivered, have been duly authorized and executed by Tenant and will constitute legal, valid and binding obligations of Tenant, enforceable against Tenant in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, equitable principles or other laws affecting the rights of creditors, generally, (d) Tenant has full power and authority to execute, deliver and perform its obligations under this Lease and the other documents which are executed and delivered by Tenant and to carry on its business as presently conducted, (e) Tenant has obtained all necessary permits, licenses, entitlements and/or approvals required to comply with the provisions of this Lease and the other documents which are executed and delivered by Tenant, (f) the execution, delivery and performance of this Lease and the other documents executed and delivered herewith do not violate any provisions of any agreement or document to which Tenant is a party or by which Tenant is bound, or of any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Tenant, (g) neither Tenant nor any of its constituents have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”) or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time, (h) neither Tenant nor any of its constituents (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in Section 1 of the Anti-Terrorism Order, and to the best of Tenant’s knowledge, neither Tenant nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person.

Section 20.15. Landlord represents and warrants to Tenant as follows: (a) Landlord is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland, (b) the individual executing this Lease and the other documents executed herewith on behalf of Landlord is duly appointed and authorized by Landlord to execute such documents, (c) this Lease and the other documents which will be delivered and executed by Landlord will, when delivered, have been duly authorized and executed by Landlord and will constitute legal, valid and binding obligations of Landlord, enforceable against Landlord in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, equitable principles or other laws affecting the rights of creditors, generally, (d) Landlord has full power and authority to execute, deliver and perform its obligations under this Lease and the other documents which are executed and delivered by Landlord and to carry on its business as presently conducted, (e) the execution, delivery and performance of this Lease and the other documents executed and delivered herewith do not violate any provisions of any agreement or document to which Landlord is a party or by which Landlord is bound, or of any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Landlord, (f) Landlord has not engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of the Anti-Terrorism Order or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time, (g) Landlord (i) is not or will not be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) is not a person described in Section 1 of the Anti-Terrorism Order, and to the best of Landlord’s knowledge, neither Landlord nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person.

Section 20.16. Simultaneously with the execution and delivery of this Lease, the parties hereto will execute, acknowledge and deliver to each other a memorandum of lease, in recordable form, which may, at the option of either party hereto, be recorded in the real property records (but the party desiring to record said memorandum shall be responsible for all recording fees in connection therewith). In furtherance of the foregoing, the parties agree to execute and deliver any affidavit, certificate or other document required in order to effectuate such recording.

Section 20.17. Wherever in this Lease Landlord has reserved the right to use its judgment, exercise its discretion, impose conditions or requirements, direct, control, or supervise any activity or thing, make designations, and words of a similar nature, Landlord shall exercise such rights in a non-arbitrary and reasonable manner.

Section 20.18. Tenant may from time to time in writing request Landlord to join with Tenant (at Tenant’s cost and expense), to (a) grant, modify or amend easements, licenses, rights of way and other rights and privileges in the nature of easements for the purposes of providing utilities, access and the like to the Property, (b) grant, modify or amend reciprocal easement agreements, restrictive covenants, subdivisions, parcel maps, annexations and the like and (c) execute and deliver any instrument, in form and substance reasonably acceptable to Landlord, necessary or appropriate to make or confirm such actions to any Person, and Landlord shall not unreasonably refuse to join in any such action or unreasonably withhold its consent thereto in writing, provided that no Event of Default shall have occurred and be continuing hereunder and provided that Tenant shall have certified to Landlord that such action is being taken in the ordinary course of Tenant’s business, does not interfere with and is not detrimental to the conduct of business on the Property, does not impair the usefulness or fair market value of the Property, and was made for no or only nominal consideration; and provided further that, if such grants, dedications or amendments do not by their respective terms extend beyond the expiration or earlier termination of this Lease, the approval of Landlord shall not be required unless required by any Mortgagee. Notwithstanding the foregoing, Landlord shall have no obligation to join in, or consent to, any such action if such action presents a risk of liability, expense or adverse tax consequences or another consequence adverse in any material respect to Landlord.

Section 20.19. THE DECLARATION OF TRUST ESTABLISHING                     , DATED                     , AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF                      SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST,                     . ALL PERSONS DEALING WITH                      IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF                      FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

ARTICLE 21

RIGHT OF FIRST OFFER

Section 21.1 Subject to the terms of this Article 21, Landlord may sell or transfer the Property at any time without Tenant’s consent to any third party (each a “Third Party Purchaser”), so long as such party shall not be a Competitor. For purposes of this Section 21.1, (a) a “Competitor” shall mean any Person included on the list (which may not include more than 20 Persons) annexed hereto as Exhibit “E”, so long as such Person is engaged in a business similar to that of Tenant (which, as of the date hereof, consists primarily of (i) making instruments and research products used in settings for diagnostics, research, industrial, and similar markets, (ii) the human health business, and (iii) environmental health products and services), and (b) a “Competitor” shall not mean any Person whose primary business is the acquisition, development, ownership or operation of commercial real estate properties. Tenant may add, change or replace any of the Competitors identified on the list annexed hereto as Exhibit “E” without the consent of Landlord, so long as such additions, changes or replacements do not result in a list that includes more than 20 Persons, and no change to such list shall be binding upon Landlord if Landlord enters into an agreement with an entity to sell the Property to such entity, and Tenant subsequently adds such entity to the list as a Competitor. If, however, Tenant adds any Competitors to the list annexed hereto as Exhibit “E” and, as a result, the list includes more than 20 Persons, then Landlord shall be required to consent to such addition, change or replacement, which consent shall not be unreasonably withheld, conditioned or delayed. This restriction shall not apply in connection with or following any foreclosure by, or delivery of a deed in lieu thereof, to a Mortgagee or to any sale or transfer to any pension fund, real estate investment trust, institutional investor or the like. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and will endeavor to cooperate in entering into such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder and are not otherwise adverse to Tenant’s interests.

Section 21.2 For and in consideration of the Fixed Rent and Additional Rent reserved to Landlord under this Lease, Landlord grants to Tenant, provided there is at such time no continuing Event of Default, a right of first offer to purchase the Property during the Term (except as set forth below) in accordance with the following terms and conditions:

(a) Prior to marketing the Property for sale to a Third Party Purchaser, Landlord, by written notice, shall offer to sell the Property to Tenant for a purchase price specified by Landlord in such notice and on the other material business terms described in the offer (the “Proposed Offer”). Tenant shall have thirty (30) days from the date of such notice (the “Response Period”) to accept the Proposed Offer in writing. TIME SHALL BE OF THE ESSENCE with respect to the delivery of Tenant’s response to Landlord’s notice. If Tenant timely accepts the Proposed Offer, Tenant shall be required to (i) deliver an earnest money deposit to Landlord (or an escrow agent acceptable to Landlord) not later than the last day of the Response Period, in the amount of five percent (5%) of the purchase price described within the Proposed Offer, and (ii) consummate the closing of the purchase of the Property within thirty (30) days following the expiration of the Response Period. Failure to so timely close the purchase transaction shall result in Tenant’s forfeiture of the earnest money deposit.

(b) If Tenant (i) does not accept the Proposed Offer, (ii) fails to respond within the Response Period, or (iii) upon acceptance of the Proposed Offer, fails to deliver the aforementioned earnest money deposit, then Landlord shall have the right to sell the Property to a Third Party Purchaser for a purchase price which is not less than ninety-five percent (95%) of the purchase price specified in the Proposed Offer and on other material business terms that are substantially similar to those contained in the Proposed Offer at any time within six (6) months of the expiration of the Response Period without the necessity of further notice to Tenant, it being understood that the closing of the sale need not occur during such six (6) month period, provided that a contract of sale has been entered into during such period, and the closing is consummated thereunder within three (3) months after the expiration of such six (6) month period. If Landlord receives an offer to purchase the Property during such six (6) month period from a Third Party Purchaser, or desires to make an offer to sell the Property to a Third Party Purchaser, in either case, for a purchase price (in either case, the “Non-Tenant Offer”) which is less than ninety-five percent (95%) of the purchase price specified in the Proposed Offer or on other material business terms that are materially different from those contained in the Proposed Offer, Landlord shall, prior to accepting or making such offer, grant Tenant a right to purchase the Property at the price and in accordance with the other material business terms specified in the Non-Tenant Offer (the “Second Offer”). If Tenant desires to accept the Second Offer, it shall be required, within ten (10) days of its receipt of the Second Offer, to deliver written notice to Landlord accepting the Second Offer, including delivery of an earnest money deposit to Landlord (or an escrow agent acceptable to Landlord), in the amount of five percent (5%) of the purchase price described within the Second Offer. If Tenant (i) does not accept the Second Offer, (ii) fails to respond within said 10-day period, or (iii) upon acceptance of the Second Offer, fails to deliver the aforementioned earnest money deposit, TIME BEING OF THE ESSENCE, Landlord shall be free to sell the Property thereafter on the terms set forth in the Non-Tenant Offer within six (6) months following the expiration of such response period without the necessity of further notice to Tenant, it being understood that the closing of the sale need not occur during such six (6) month period provided a contract of sale has been entered into during such period, and the closing is consummated thereunder within three (3) months after the expiration of such six (6) month period.

(c) Notwithstanding anything contained herein, if Tenant does not exercise its option to extend the Term of this Lease pursuant to Section 1.3 above, then Tenant’s right of first offer to purchase the Property shall terminate and be of no further force and effect.

(d) In no event shall the provisions of this Section 21.2 apply in connection with any sale or transfer of the Property or any interest in the Property (i) to a bona-fide lender of the Property or pursuant to an exercise of a power of sale or a foreclosure by a Mortgagee or any Affiliate or nominee or designee of such Mortgagee, or the acceptance of a deed-in-lieu of foreclosure by such Mortgagee or Affiliate or its nominee or designee, or pursuant to a Taking or any conveyance in lieu thereof, (ii) to any entity managed by Landlord’s manager or agent, (iii) to an Affiliate of Landlord, or (iv) as part of any transaction which either by itself or as part of a series of related transactions includes other properties with a market value of at least three times the market value of the Property.

[Remainder of page left blank intentionally]

The parties hereto have executed this Lease as of the day and year first above set forth.

Landlord: [TO BE DETERMINED]

By:

Its:

Tenant:     PERKINELMER HEALTH SCIENCES, INC.

By:

Its:

EXHIBIT “A”

DESCRIPTION OF THE LAND

108 East Dedham Street:

That certain parcel of land with buildings thereon situated on East Dedham Street and Plympton Street in Boston, Suffolk County, Massachusetts, shown as Parcel 1 on a plan entitled “Plan of Land Boston, Massachusetts,” dated February 10, 1981, by Harry R. Feldman, Inc. and recorded with the Suffolk County Registry of Deeds (the “Registry”) as Plan 222 of 1981 in Book 9690, Page 259 (the “Plan”), said parcel being bounded and described according to the Plan as follows:

SOUTHWESTERLY	by East Dedham Street, 138.14 feet;

NORTHWESTERLY	by land now or formerly of the Boston Redevelopment Authority, 170 feet;

NORTHEASTERLY	by Plympton Street, 131.65 feet; and

SOUTHEASTERLY	by Parcel 2 (being land now or formerly of New England Nuclear Corporation), 170.13 feet.

Containing, according to said Plan, 22,933 square feet.

For title, see deed dated June 30, 1997, recorded with the Registry in Book 21569, Page 221.

549 Albany Street:

A certain parcel of land with buildings thereon situated in Boston, Massachusetts and shown as Parcel 2 on said Plan, said parcel being bounded and described according to the Plan as follows:

SOUTHWESTERLY	by East Dedham Street 199 feet;

NORTHWESTERLY	by Parcel 1 (being land now or formerly of Scott & McDonald, Inc.) 170.13 feet;

NORTHEASTERLY	by Plympton Street, 199.03 feet; and

SOUTHEASTERLY	by Albany Street, 170.12 feet.

Containing, according to the Plan, 33,834 square feet.

For title, see deed dated June 30, 1997, recorded with the Registry in Book 21569, Page 221.

Together with those three (3) certain parcels of land in the South End Urban Renewal Area known as Parcels 54D, 55 and 55A, located on the northerly side of East Dedham Street and the southerly side of Plympton Street in the City of Boston, Suffolk County, Commonwealth of Massachusetts, and shown as Lot A on a plan entitled “Subdivision Plan of Land in Boston, Massachusetts, dated December 17, 1990, drawn by Vanasse Hangen & Brustlin, Inc., Consulting Engineers & Planners, and recorded with the Registry in Book 17776, Page 157.

For title, see deed dated March 9, 2005, recorded with the Registry in Book 36832, Page 132.

EXHIBIT “B”

RENT SCHEDULE

Initial Term

Fixed Rent Schedule

Lease Year	Annual Fixed Rent	Monthly Fixed Rent
1	$3,137,494.50	$261,457.88
2	$3,208,088.13	$267,340.68
3	$3,280,270.11	$273,355.84
4	$3,354,076.19	$279,506.35
5	$3,429,542.90	$285,795.24
6	$3,506,707.62	$292,225.63
7	$3,585,608.54	$298,800.71
8	$3,666,284.73	$305,523.73
9	$3,748,776.14	$312,398.01
10	$3,833,123.60	$319,426.97
11	$3,919,368.88	$326,614.07
12	$4,007,554.68	$333,962.89
13	$4,097,724.66	$341,477.05
14	$4,189,923.46	$349,160.29
15	$4,284,196.74	$357,016.40

Extension Terms

1. Tenant shall pay to Landlord, as Fixed Rent during any Extension Term, the greater of (a) the “Prevailing Market Rate” (as defined below) for the Property and (b) the sum of (i) the Fixed Rent that was due and payable during the Lease Year immediately preceding the first Lease Year of the applicable Extension Term (“Prior Rent”) and (ii) two and 25/100 percent (2.25%) of Prior Rent (the greater of subsections (a) and (b) being referred to herein as the “Extension Term Fixed Rent”). If Tenant timely exercises an extension option, then not later than six (6) months prior to the commencement of the applicable Extension Term, Landlord shall deliver to Tenant a good faith written proposal of the Prevailing Market Rate for the Premises for such Extension Term. Within ten (10) days after receipt of Landlord’s proposal, Tenant shall notify Landlord in writing that either (y) Tenant accepts Landlord’s proposal or (z) Tenant rejects Landlord’s proposal. If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, Landlord’s proposal of Prevailing Market Rate for the applicable Extension Term shall be deemed accepted by Tenant.

2. If Tenant timely rejects Landlord’s proposal, Landlord and Tenant shall first negotiate in good faith in an attempt to agree upon the Prevailing Market Rate for the applicable Extension Term. If Landlord and Tenant are able to agree within ten (10) days following Landlord’s receipt of Tenant’s notice rejecting Landlord’s proposal (the “Negotiation Period”), such agreement shall constitute a determination of Prevailing Market Rate for purposes of this Lease. If Landlord and Tenant are unable to agree upon the Prevailing Market Rate during the Negotiation Period, then within fifteen (15) days after expiration of the Negotiation Period, the parties shall meet and concurrently deliver to each other their respective written estimates of the Prevailing Market Rate for the applicable Extension Term, supported by the reasons therefore (respectively, “Landlord’s Determination” and “Tenant’s Determination” and, each, a “Determination”). If either party fails to deliver its Determination in a timely manner, then the Prevailing Market Rate shall be the amount specified by the other party. If the parties timely deliver their respective Determinations, the Prevailing Market Rate shall be determined as follows, each party being bound to its Determination and such Determinations constituting the only two choices available to the Appraiser (as hereinafter defined).

3. Within fifteen (15) days after the parties exchange Landlord’s Determination and Tenant’s Determination, the president of the Commercial Brokers’ Association, a division of the Greater Boston Real Estate Board shall select a neutral and impartial appraiser who shall be certified as an MAI or ASA appraiser and shall have at least ten (10) years’ experience, immediately prior to his or her appointment as a real estate appraiser of office/laboratory properties in the City of Boston. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or, if there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, if there is no successor organization, the organization and designation most similar).

4. The Appraiser shall be instructed that it must select either Landlord’s Determination or Tenant’s Determination. The Appraiser shall not select any other Prevailing Market Rate. It must either be Landlord’s Determination or Tenant’s Determination. The Appraiser shall render its decision within twenty (20) days following his/her appointment and receipt of both Landlord’s Determination and Tenant’s Determination.

5. The decision of the Appraiser shall be final and binding upon the parties, and may be enforced in accordance with the provisions of Massachusetts law.

6. The fees and expenses of the Appraiser shall be shared equally by Landlord and Tenant.

7. As used in this Lease, the phrase “Prevailing Market Rate” means the amount that a landlord under no compulsion to lease the Property, and a tenant under no compulsion to lease the Property, would agree upon at arm’s length as Fixed Rent for the Property for the applicable Extension Term, as of the commencement of the applicable Extension Term. The Prevailing Market Rate shall be based upon non-sublease transactions recently entered into for space in comparable buildings in Boston, Massachusetts, including then current market concessions (if any) applicable to lease renewals.

8. The Extension Term Fixed Rent established pursuant to the terms of this Exhibit “B” shall apply during the initial Lease Year of the applicable Extension Term, and shall thereafter increase by two and 25/100 percent (2.25%) per year during each successive Lease Year of such Extension Term.

EXHIBIT “C”

FORM OF GUARANTY OF LEASE

(see attached)

GUARANTY OF LEASE

FOR VALUE RECEIVED and in consideration for and as an inducement to [            ], a [            ] (and any other entity which shall be the holder of the interest of the landlord under the Lease, “Landlord”) to enter into that certain Lease dated ____________, 2013 by and between Landlord, as landlord, and PerkinElmer Health Sciences, Inc., a Delaware corporation, as tenant (“Tenant”), for space at 549 Albany Street, Boston, Massachusetts (the “Lease”), the undersigned, PERKINELMER, INC., a Massachusetts corporation (“Guarantor”), does hereby unconditionally and irrevocably guarantee to Landlord the punctual payment of all Rent (as such term is defined in the Lease) payable by the Tenant under the Lease throughout the term of the Lease and any and all renewals and extensions thereof in accordance with and subject to the provisions of the Lease, and the full performance and observance of all other terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant under the terms of the Lease, for which the undersigned shall be jointly and severally liable with Tenant, together with the costs incurred by Landlord in connection therewith, including, without limitation, attorneys’ fees.

The maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease and to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under the Lease. The undersigned does hereby consent that, without affecting the liability of the undersigned under this Guaranty of Lease (this “Guaranty”) and without notice to the undersigned, time may be given by Landlord to Tenant for payment of Rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgence granted, from time to time, or Tenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Tenant provided by law or by the Lease, and may proceed either against Tenant alone or jointly against Tenant and the undersigned or against the undersigned alone without first prosecuting or exhausting any remedy or claim against Tenant.

The undersigned does hereby agree that the bankruptcy of Tenant shall have no effect on the obligations of the undersigned hereunder. The undersigned does hereby further agree that in respect of any payments made by the undersigned hereunder, the undersigned shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant, unless and until all claims of Landlord under the Lease shall have been fully paid and satisfied.

Neither this Guaranty nor any of the provisions hereof can be modified, waived or terminated, except by a written instrument signed by Landlord. The provisions of this Guaranty shall apply to, bind and inure to the benefit of the undersigned and Landlord and their respective heirs, legal representatives, successors and assigns. This Guaranty shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

Guarantor agrees that (1) this Guaranty shall be binding upon Guarantor, jointly and severally with Tenant, without any further notice or acceptance hereof, but the same shall be deemed to have been accepted by the execution of the Lease by Tenant; (2) immediately upon each and every default by Tenant, Guarantor shall pay to Landlord the sum or sums in default and shall comply with or perform all the terms, covenants and conditions of said Lease which shall be binding upon the said Tenant as provided in said Lease; (3) no extension, forbearance or leniency extended by Landlord to Tenant shall discharge Guarantor, and Guarantor agrees that at all times it shall be jointly and severally liable with Tenant, notwithstanding the same and notwithstanding the fact that Guarantor has had no prior notice of any said default or of any said forbearance or extension; (4) Landlord and Tenant, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments or other covenants respecting the said Lease and Guarantor shall not be released thereby, it being intended that any joinder, waiver, consent or agreement by Tenant by its own operation, shall be deemed to be a joinder, consent, waiver or agreement by Guarantor with respect thereto, and Guarantor shall continue as Guarantor with respect to the said Lease as so modified, extended, amended or otherwise affected; (5) this obligation of Guarantor shall be primary and that the Landlord shall not be required to proceed first against Tenant or Tenant’s property before proceeding against Guarantor, and may sue Guarantor directly on this Guaranty. As to monetary obligations under the Lease, this Guaranty is a guarantee of payment and not of collectability.

Guarantor further agrees to be bound, joint and severally with Tenant, by each and every covenant, obligation, power and authorization, without limitation, in the Lease, with the same force and effect as if it were designated in and had executed said Lease as Tenant thereunder. This Guaranty shall apply to the Lease, any extension or renewal thereof and to any holdover term following the term hereby granted or any extension or renewal thereof.

Guarantor represents and warrants to Landlord as follows: (a) Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is duly qualified to do business in the state where the Property is located, (b) the individual executing this Guaranty on behalf of Guarantor is duly appointed and authorized by Guarantor to execute such documents, (c) this Guaranty will, when delivered, have been duly authorized and executed by Guarantor and will constitute the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, equitable principles or other laws affecting the rights of creditors, generally, (d) Guarantor has full power and authority to execute, deliver and perform its obligations under this Guaranty and to carry on its business as presently conducted, (e) Guarantor has obtained all necessary permits, licenses, entitlements and/or approvals required to comply with the provisions of this Guaranty, (f) the execution, delivery and performance of this Guaranty do not violate any provisions of any agreement or document to which Guarantor is a party or by which Guarantor is bound, or of any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Guarantor, (g) neither Guarantor nor any of its constituents have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States

(Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”) or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time, and (h) neither Guarantor nor any of its constituents (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in Section 1 of the Anti-Terrorism Order, and to the best of Guarantor’s knowledge, neither Guarantor nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person.

Any notice or other communication to be given to Landlord or the undersigned hereunder shall be in writing and sent in accordance with the notice provisions of the Lease. Notices to Landlord shall be delivered to Landlord’s address set forth in the Lease. Notices to the undersigned shall be addressed as follows: PerkinElmer, Inc., 940 Winter Street, Waltham, MA 02451, Attention: Vice President, Corporate Real Estate, and General Counsel. If Guarantor’s notice address as set forth above changes, Guarantor agrees to provide written notice to Landlord of such change in address.

Guarantor, from time to time, upon at least ten (10) business days’ prior notice from Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other entity specified by Landlord, a statement certifying that this Guaranty is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified and stating the modifications), and stating such further matters as Landlord may reasonably request, which statement may be relied upon by any purchaser, owner or mortgagee of the property subject to the Lease, or any other party having an interest therein.

[SEE SIGNATURE BLOCKS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date of the Lease.

ATTEST/WITNESS:	GUARANTOR: PERKINELMER, INC., a Massachusetts corporation

Name (print):	By
Name: Title:

EXHIBIT “D”

NON-DISTURBANCE AGREEMENT

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of this              day of             ,             , which date shall be the effective date of this Agreement, between PerkinElmer Health Sciences, Inc., a Delaware corporation (the “Tenant”) and                             , a                             , and having its principal offices in                          (together with its successors and/or assigns the “Lender”).

The Tenant is the lessee under the lease described in Exhibit A attached hereto (as the same may from time to time be assigned, subleased, renewed, extended, amended, modified or supplemented, collectively the “Lease”) and being a portion or all of the real property more particularly described in Exhibit B attached hereto and made a part hereof.

The Lender has previously made or is about to make a loan to                     , a                      or its successor and/or assigns with respect to the landlord’s interest under the Lease (the “Landlord”), evidenced by a promissory note in the original principal amount of approximately $              executed by the Landlord and payable to the Lender and secured by a first priority deed of trust, mortgage or deed to secure debt on certain real and personal property and improvements (the “Premises”), recorded or to be recorded in the appropriate records of Bristol County, Massachusetts (the “Security Instrument”).

The Lender has requested the Tenant to confirm the fact that the Lease is subject and subordinate to the Security Instrument.

The Tenant is willing to confirm the subordination of the Lease, provided it obtains assurance from the Lender that its possession of the premises demised under the Lease (the “Demised Premises), which Demised Premises is all or a portion of the Premises, and its right to use any common areas will not be disturbed by reason of or in the event of the foreclosure of the Security Instrument.

The Lender is willing to give such assurance.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and other good and valuable consideration, the parties hereto do hereby mutually covenant and agree as follows:

1. The Tenant hereby subordinates the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby to the Security Instrument and the lien thereof, and to all present or future advances under the obligations secured thereby and to all renewals, extensions, amendments, modifications and/or supplements of same, to the full extent of all amounts secured thereby from time to time.

2. So long as no event of default on the part of the Tenant under the Lease shall exist which would entitle the Landlord to terminate the Lease, or if such an event of default shall exist, so long as the Tenant’s time to cure the default shall not have expired, the term of the Lease shall not be terminated or modified in any respect whatsoever and the Tenant’s right of possession to the Demised Premises and its rights in and to any common areas and its other rights arising out of the Lease will all be fully recognized and protected by the Lender and shall not be disturbed, canceled, terminated or otherwise affected by reason of the Security Instrument or any action or proceeding instituted by the Lender to foreclose the Security Instrument, or any extension, renewal, consolidation or replacement of same, irrespective of whether the Tenant shall have been joined in any action or proceeding.

3. In the event that the Lender takes possession of the Premises, either as the result of foreclosure of the Security Instrument or accepting a deed to the Premises in lieu of foreclosure, or otherwise, or the Premises shall be purchased at such a foreclosure by a third party, the Tenant shall attorn to the Lender or such third party and recognize the Lender or such third party as its landlord under the Lease, and the Lender or such third party will recognize and accept the Tenant as its tenant thereunder, whereupon, the Lease shall continue in full force and effect as a direct lease between the Lender or such third party and the Tenant for the full term thereof, together with all extensions and renewals thereof, and the Lender or such third party shall thereafter assume and perform all of the Landlord’s obligations, as the landlord under the Lease with the same force and effect as if the Lender or such third party were originally named therein as the Landlord; provided, however, that the Lender or such third party shall not be:

(a) liable for any act or omission of any prior landlord (including the Landlord), except to the extent the Lender was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

(b) subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord), except to the extent the Lender was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

(c) bound by any rent or additional rent which the Tenant might have paid for more than one (1) month in advance to any prior landlord (including the Landlord); or

(d) bound by any amendment or modification of the Lease not consented to in writing by the Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

4. Notwithstanding anything to the contrary in this Agreement or otherwise, in the event the Lender or a third party takes possession of the Premises as provided in paragraph 3 above, the liability of the Lender or such third party under the Lease shall be limited to the Lender’s or such third party’s, as the case may be, interest in the Premises and the proceeds and rents therefrom, and upon any assignment or other transfer of the Lender’s or such third-party’s interest in the Premises, the Lender or such third party, as applicable, shall be discharged and released from any obligation or liability under the Lease arising or accruing after the date of such assignment or transfer.

5. Tenant agrees not to subordinate the Lease to any other lien or encumbrance which (i) affects the Premises under the Lease, or any part thereof, or (ii) is junior to the Security Instrument, without the express written consent of the Lender, and any such subordination or any such attempted subordination or agreement to subordinate without such consent of Lender, shall be void and of no force and effect.

6. Tenant agrees to provide copies of all notices given Landlord under the Lease to Lender at the following address:

Lender:

Telephone:
Facsimile:

or to such other address as Lender shall designate in writing; and all such notices shall be in writing and shall be considered as properly given if (i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery; any notice so given shall be effective, as applicable, upon (a) the third (3rd) day following the day such notice is deposited with the United States mail, (b) delivery to the addressee, or (c) upon delivery to such third party delivery service; and any notice given in any other manner shall be effective only if and when received by the addressee.

7. In the event Landlord shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default in the same time period provided to Landlord under the Lease.

8. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instrument, except as specifically set forth herein.

9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of the Lender to a party that assumes the Lender’s obligations and liabilities hereunder, all obligations and liabilities of the Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom the Lender’s interest is assigned or transferred.

10. In the event of any litigation or other legal proceeding arising between the parties to this Agreement, whether relating to the enforcement of a party’s rights under this Agreement or otherwise, the prevailing party shall be entitled to receive its reasonable attorney’s fees and costs of suit from the non-prevailing party in such amount as the court shall determine.

TENANT:

PERKINELMER HEALTH SCIENCES, INC.

By:

Name:
Title:

LENDER:

By:

Name:
Title:

STATE OF

COUNTY OF

I,                     , a Notary Public of the County and State aforesaid, certify that                     , personally came before me this day and acknowledged that (s)he is a                      of                     , the                      of                                              , that executed the foregoing instrument, and acknowledged to me that the same was the act of the said             , and that (s)he executed the same as the act of such                      for the purposes and consideration therein expressed and in the capacity therein stated.

WITNESS my hand and official stamp or seal, this      day of             , 20    .

Notary Public

My Commission Expires:

(Notary Seal)

STATE OF

COUNTY OF

I,                     , a Notary Public of the County and State aforesaid, certify that                     , personally came before me this day and acknowledged that (s)he is a                      of                     , a                     , that executed the foregoing instrument, and acknowledged to me that the same was the act of the said association, and that (s)he executed the same as the act of such association for the purposes and consideration therein expressed and in the capacity therein stated.

WITNESS my hand and official stamp or seal, this      day of             , 20    .

Notary Public

My Commission Expires:

(Notary Seal)

EXHIBIT A

LEASE

Lease dated as of                     ,          2013 by and between PerkinElmer Health Sciences, Inc. and [                        ], as assigned, subleased, renewed, extended, amended, modified or supplemented from time to time.

EXHIBIT B

LEGAL DESCRIPTION

108 East Dedham Street:

That certain parcel of land with buildings thereon situated on East Dedham Street and Plympton Street in Boston, Suffolk County, Massachusetts, shown as Parcel 1 on a plan entitled “Plan of Land Boston, Massachusetts,” dated February 10, 1981, by Harry R. Feldman, Inc. and recorded with the Suffolk County Registry of Deeds (the “Registry”) as Plan 222 of 1981 in Book 9690, Page 259 (the “Plan”), said parcel being bounded and described according to the Plan as follows:

SOUTHWESTERLY	by East Dedham Street, 138.14 feet;

NORTHWESTERLY	by land now or formerly of the Boston Redevelopment Authority, 170 feet;

NORTHEASTERLY	by Plympton Street, 131.65 feet; and

SOUTHEASTERLY	by Parcel 2 (being land now or formerly of New England Nuclear Corporation), 170.13 feet.

Containing, according to said Plan, 22,933 square feet.

For title, see deed dated June 30, 1997, recorded with the Registry in Book 21569, Page 221.

549 Albany Street:

A certain parcel of land with buildings thereon situated in Boston, Massachusetts and shown as Parcel 2 on said Plan, said parcel being bounded and described according to the Plan as follows:

SOUTHWESTERLY	by East Dedham Street 199 feet;

NORTHWESTERLY	by Parcel 1 (being land now or formerly of Scott & McDonald, Inc.) 170.13 feet;

NORTHEASTERLY	by Plympton Street, 199.03 feet; and

SOUTHEASTERLY	by Albany Street, 170.12 feet.

Containing, according to the Plan, 33,834 square feet.

For title, see deed dated June 30, 1997, recorded with the Registry in Book 21569, Page 221.

Together with those three (3) certain parcels of land in the South End Urban Renewal Area known as Parcels 54D, 55 and 55A, located on the northerly side of East Dedham Street and the southerly side of Plympton Street in the City of Boston, Suffolk County, Commonwealth of Massachusetts, and shown as Lot A on a plan entitled “Subdivision Plan of Land in Boston, Massachusetts, dated December 17, 1990, drawn by Vanasse Hangen & Brustlin, Inc., Consulting Engineers & Planners, and recorded with the Registry in Book 17776, Page 157.

For title, see deed dated March 9, 2005, recorded with the Registry in Book 36832, Page 132.

EXHIBIT “E”

COMPETITOR LIST

Agilent Technologies

Beckman Coulter

Bio-Rad Labs

Bruker

Danaher

Harvard Bioscience

Honeywell International

IDEXX Labs

Kaydon

Mettler-Toledo

MTS Systems

Nordion

OSI Systems

Roper Industries

Shimadzu Scientific Instruments

Siemens AG

Thermo Fisher Scientific

Tyco

Varian Medical Systems

Waters Corp.

SCHEDULE REPORTS

List of Environmental Reports

Phase I Environmental Site Assessment, Buildings 120 and 130, 549 Albany Street, Boston, Massachusetts, prepared for PerkinElmer by ENVIRON International Corporation, dated March 2013, Project Number 33-31506A.

Exhibit C

List of Due Diligence Materials

(see attached)

	SNH Diligence Request	Status	Notes
1	Schedule detailing all outstanding tenant improvements, capital projects, and leasing commissions, including estimated time of completion: one (1) copy – SNH.	N/A

2	Building stacking plan: one (1) copy – SNH.	Posted	Floor plans (549 Albany Floor Plans.pdf)

3	Schedule detailing all subtenants and their corresponding termination dates and any overage payments due to landlord: two (2) copies – SNH, Sullivan & Worcester (we assume none).	N/A

4	Copies of all building warranties, including roof: one (1) copy – SNH.	N/A

5	2013 operating and capital budgets: one (1) copy – SNH.	Posted	2010-2012 Operating Summary & 2013 Operating Budget (549 Albany Operating Historicals & Budget.pdf)

6	Tax bills for 2008-2012, and any information on 2013 taxes: one (1) copy – SNH.	Posted	Tax Bills for 65 Plympton, E Dedham St & 114 E Dedham St for the following quarters (1Q13, 4Q12, 3Q12, 2Q12) (549 Albany Tax Bills.pdf)

7	Year 2013 or most current insurance bills; copies of all claims and incidents at the property between 2009 and YTD 2013: one (1) copy – SNH.	N/A

8	Most current environmental, engineering, and related reports, if available: two (2) copies – SNH, Sullivan & Worcester.	Posted	Phase I in Draft Form (549 Albany Phase I draft.docx)

9	Site plan / survey designating property dimensions and zoning: two (2) copies – SNH, Sullivan & Worcester.	TBD	Coming from PKI

10	Most current architectural/mechanical plans – preferably on CD-ROM, if applicable: one (1) copy – SNH.	Posted	All available CADD Files (549 Albany Street CADD)

11	Capital Plan – 2009-2013 and future years if available.	N/A

12	Tenant improvement and capital in process schedules, including what has been paid to date on jobs in process and estimated time of completion: one (1) copy – SNH.	N/A

13	ADA survey: one (1) copy – SNH.	N/A

14	All Title Information: one (1) copy – Sullivan & Worcester.	TBD	Coming from PKI

15	Copies of tenants Certificates of Occupancy: two (2) SNH, Sullivan & Worcester.	Posted

Certificates of Use & Occupancy for: 114-122 East Dedham St dated 7/31/06, 130 East Dedham St dated 7/31/06,

114-122 East Dedham St (2nd Floor Laboratories) dated 6/13/06, 114-122 East Dedham St (Basement) dated 1/9/06, 114-122 East Dedham St (Temp Office) dated 12/2/05, 114-122 East Dedham St (Basement) dated 1/23/05. (549 Use & Occupancy.pdf)

16	List of personal property: two (2) SNH, Sullivan & Worcester.	N/A

17	List of vendors and vendor contacts one (1) copy – SNH.	Posted	List of all vendors and Siemens maintenance contract dated 1/4/12 (Siemens Contract.pdf & 549 Albany Vendors.pdf)

18	Any Reciprocal Easement Agreements (REAs) and related documents: two (2) copies – SNH, Sullivan & Worcester	N/A

Last Updated : 7/17/13

Exhibit D

Form of Quitclaim Deed

QUITCLAIM DEED

549 Albany Street, Boston, Massachusetts

PERKINELMER HEALTH SCIENCES, INC., a Delaware corporation with an address at 940 Winter Street, Waltham, Massachusetts 02451 (“Grantor”), for consideration paid, and in full consideration of Forty Nine Million Five Hundred Thousand and 00/100 Dollars ($49,500,000.00) grants to [                        ], a [                        ], with an address of Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, with quitclaim covenants, the parcels of land, together with the buildings and other improvements thereon, located in Boston, Massachusetts, being more particularly described on Exhibit A attached hereto and made a part hereof.

The above described premises are conveyed subject to and with the benefit of all rights, restrictions, easements, and reservations of record, if any, insofar as the same are now in force and applicable.

Grantor is not conveying substantially all of its assets in the Commonwealth of Massachusetts.

For Grantor’s title to the above-described parcels, see (a) deed dated June 30, 1997 and recorded with the Suffolk County Registry of Deeds in Book 21569, Page 221, and (b) deed dated March 9, 2005 and recorded with the Suffolk County Registry of Deeds in 36832, Page 132.

[Signature Page Follows]

EXECUTED under seal effective as of the      day of                     , 2013

PERKINELMER HEALTH SCIENCES, INC., a Delaware corporation

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this      day of                     , 2013, before me, the undersigned notary public, personally appeared                     ,                      of PERKINELMER HEALTH SCIENCES, INC., a Delaware corporation, proved to me through satisfactory evidence of identification, which was personal knowledge, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose in his/her capacity as                      of said corporation.

(affix official signature and seal of notary)

Exhibit A

(to Quitclaim Deed)

Legal Description of Property

108 East Dedham Street:

That certain parcel of land with buildings thereon situated on East Dedham Street and Plympton Street in Boston, Suffolk County, Massachusetts, shown as Parcel 1 on a plan entitled “Plan of Land Boston, Massachusetts,” dated February 10, 1981, by Harry R. Feldman, Inc. and recorded with the Suffolk County Registry of Deeds (the “Registry”) as Plan 222 of 1981 in Book 9690, Page 259 (the “Plan”), said parcel being bounded and described according to the Plan as follows:

SOUTHWESTERLY	by East Dedham Street, 138.14 feet;

NORTHWESTERLY	by land now or formerly of the Boston Redevelopment Authority, 170 feet;

NORTHEASTERLY	by Plympton Street, 131.65 feet; and

SOUTHEASTERLY	by Parcel 2 (being land now or formerly of New England Nuclear Corporation), 170.13 feet.

Containing, according to said Plan, 22,933 square feet.

For title, see deed dated June 30, 1997, recorded with the Registry in Book 21569, Page 221.

549 Albany Street:

A certain parcel of land with buildings thereon situated in Boston, Massachusetts and shown as Parcel 2 on said Plan, said parcel being bounded and described according to the Plan as follows:

SOUTHWESTERLY	by East Dedham Street 199 feet;

NORTHWESTERLY	by Parcel 1 (being land now or formerly of Scott & McDonald, Inc.) 170.13 feet;

NORTHEASTERLY	by Plympton Street, 199.03 feet; and

SOUTHEASTERLY	by Albany Street, 170.12 feet.

Containing, according to the Plan, 33,834 square feet.

For title, see deed dated June 30, 1997, recorded with the Registry in Book 21569, Page 221.

Together with those three (3) certain parcels of land in the South End Urban Renewal Area known as Parcels 54D, 55 and 55A, located on the northerly side of East Dedham Street and the southerly side of Plympton Street in the City of Boston, Suffolk County, Commonwealth of Massachusetts, and shown as Lot A on a plan entitled “Subdivision Plan of Land in Boston, Massachusetts, dated December 17, 1990, drawn by Vanasse Hangen & Brustlin, Inc., Consulting Engineers & Planners, and recorded with the Registry in Book 17776, Page 157.

For title, see deed dated March 9, 2005, recorded with the Registry in Book 36832, Page 132.

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